                                                                    Exhibit 4.10


                                                                  Execution Copy
================================================================================

                                 Showboat, Inc.
                                     Issuer

                              Ocean Showboat, Inc.
                          Atlantic City Showboat, Inc.
                           Showboat Operating Company
                                   Guarantors

                               -----------------

                      9 1/4 % First Mortgage Bonds Due 2008

                               -----------------

                                    Indenture

                            Dated as of May 18, 1993

                               -----------------

                        IBJ Schroder Bank & Trust Company
                                   as trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                  Indenture
Act Section                                                       Section

310(a)(1) ................................................          7.10
   (a)(2) ................................................   7.10; 12.10
   (a)(3) ................................................          N.A.
   (a)(4) ................................................          N.A.
   (b) ...................................................    7.08; 7.10
   (c) ...................................................          N.A.
311(a) ...................................................          7.11
   (b) ...................................................          7.11
   (c) ...................................................          N.A.
312(a) ...................................................          2.05
   (b) ...................................................         12.03
   (c) ...................................................         12.03
313(a) ...................................................          7.06
   (b)(1) ................................................          7.06
   (b)(2) ................................................          7.06
   (c) ...................................................   7.06; 12.02
   (d) ...................................................          7.06
314(a) ...................................................          4.02
   (b) ...................................................         10.02
   (c)(1) ................................................         12.04
   (c)(2) ................................................         12.04
   (c)(3) ................................................          N.A.
   (d) ...................................................         10.02
   (e) ...................................................         12.05
   (f) ...................................................          N.A.
315(a) ...................................................       7.01(b)
   (b) ...................................................   7.05; 12.02
   (c) ...................................................       7.01(a)
   (d) ...................................................       7.01(c)
   (e) ...................................................          6.11
316(a)(last sentence) ....................................          2.09
   (a)(1)(A) .............................................          6.05
   (a)(1)(B) .............................................          6.04
   (a)(2) ................................................          N.A.
   (b) ...................................................          6.07
317(a)(l) ................................................          6.08
   (a)(2) ................................................          6.09
   (b) ...................................................          2.04
318(a) ...................................................         12.01

N.A means not applicable.

----------
* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page #

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions ..................................................  1
Section 1.02.  Incorporation by Reference of Trust Indenture Act ............ 13
Section 1.03.  Rules of Construction ........................................ 14

                                     ARTICLE 2
                                     THE BONDS

Section 2.01.  Form and Dating .............................................. 14
Section 2.02.  Execution and Authentication ................................. 15
Section 2.03.  Registrar and Paying Agent ................................... 15
Section 2.04.  Paying Agent to Hold Money in Trust .......................... 16
Section 2.05.  Bondholder Lists ............................................. 16
Section 2.06.  Transfer and Exchange ........................................ 17
Section 2.07.  Replacement Bonds ............................................ 17
Section 2.08.  Outstanding Bonds ............................................ 17
Section 2.09.  Treasury Bonds ............................................... 18
Section 2.10.  Temporary Bonds .............................................. 18
Section 2.11.  Cancellation ................................................. 18
Section 2.12.  Defaulted Interest ........................................... 18

                                     ARTICLE 3
                       REDEMPTIONS AND OFFERS TO REPURCHASE

Section 3.01.  Notices to Trustee ........................................... 19
Section 3.02.  Selection of Bonds to be Redeemed ............................ 19
Section 3.03.  Notice of Redemption ......................................... 19
Section 3.04.  Effect of Notice of Redemption ............................... 20
Section 3.05.  Deposit of Redemption Price .................................. 20
Section 3.06.  Bonds Redeemed in Part ....................................... 20
Section 3.07.  Optional Redemption .......................................... 20
Section 3.08.  Redemption Pursuant to Gaming Control Act .................... 20
Section 3.09.  Purchase Offer ............................................... 21

                                     ARTICLE 4
                                     COVENANTS

Section 4.01.  Payment of Bonds ............................................. 23
Section 4.02.  SEC Reports, Financial Reports ............................... 23
Section 4.03.  Compliance Certificate ....................................... 24
Section 4.04.  Stay, Extension and Usury Laws ............................... 25
Section 4.05.  Corporate Existence .......................................... 25

                                                                          Page #

Section 4.06.  Use of Proceeds .............................................. 25
Section 4.07.  Limitations on Liens ......................................... 26
Section 4.08.  Limitation on Indebtedness ................................... 27
Section 4.09.  Limitation on Restricted Payments ............................ 28
Section 4.10.  Asset Sales .................................................. 30
Section 4.11.  Limitation on Transactions with Affiliates ................... 32
Section 4.12.  Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries ....................................... 33
Section 4.13.  Change of Control ............................................ 34
Section 4.14.  Additional Subsidiary Guaranties ............................. 34
Section 4.15.  Redemption of 11 3/8% Bonds .................................. 34
Section 4.16.  Limitation on Business Activities of the Issuer and the
               Subsidiaries ................................................. 35
Section 4.17.  Insurance .................................................... 35
Section 4.18.  Investment Company Act ....................................... 36
Section 4.19.  Related Documents ............................................ 36
Section 4.20.  Further Assurances ........................................... 36
Section 4.21.  Redesignation of Non-Recourse Subsidiary ..................... 36


                                     ARTICLE 5
                                    SUCCESSORS

Section 5.01.  Consolidation, Merger or Sale of Assets ...................... 37
Section 5.02.  Successor Corporation Substituted ............................ 38

                                     ARTICLE 6
                               DEFAULTS AND REMEDIES

Section 6.01.  Events of Default ............................................ 38
Section 6.02.  Acceleration ................................................. 40
Section 6 03.  Other Remedies ............................................... 41
Section 6.04.  Waiver of Defaults ........................................... 41
Section 6.05.  Control by Majority .......................................... 41
Section 6.06.  Limitation on Suits .......................................... 41
Section 6.07.  Rights of Bondholders to Receive Payment ..................... 42
Section 6.08.  Collection Suit by Trustee ................................... 42
Section 6.09.  Trustee May File Proofs of Claim ............................. 42
Section 6.10.  Priorities ................................................... 43
Section 6.11.  Undertaking for Costs ........................................ 43
Section 6.12.  Management of the Existing Hotel Casinos ..................... 43


                                     ARTICLE 7
                                      TRUSTEE

Section 7.01.  Duties of Trustee ............................................ 44
Section 7.02.  Rights of Trustee ............................................ 45
Section 7.03.  Individual Rights of Trustee ................................. 45

                                                                          Page #

Section 7.04.  Trustee's Disclaimer ......................................... 45
Section 7.05.  Notice of Defaults ........................................... 46
Section 7.06.  Reports by Trustee ........................................... 46
Section 7.07.  Compensation and Indemnity ................................... 47
Section 7.08.  Replacement of Trustee ....................................... 47
Section 7.09.  Successor Trustee by Merger, etc. ............................ 48
Section 7.10.  Eligibility, Disqualification ................................ 48
Section 7.11.  Preferential Collection of Claims Against the Issuer ......... 49
Section 7.12.  Co-Trustee ................................................... 49

                                     ARTICLE 8
                              DISCHARGE OF INDENTURE

Section 8.01.  Defeasance and Discharge of this Indenture and the Bonds ..... 49
Section 8.02.  Conditions to Defeasance ..................................... 50
Section 8.03.  Application of Trust Money ................................... 52
Section 8.04.  Repayment to Issuer .......................................... 52
Section 8.05.  Indemnity for Government Obligations ......................... 52
Section 8.06.  Reinstatement ................................................ 52

                                     ARTICLE 9
                                    AMENDMENTS

Section 9.01.  Without the Consent of Bondholders ........................... 52
Section 9.02.  With Consent of Bondholders .................................. 53
Section 9.03.  Consideration for Consent .................................... 54
Section 9.04.  Compliance with Trust Indenture Act .......................... 54
Section 9.05.  Revocation and Effect of Consents ............................ 54
Section 9.06.  Notation on or Exchange of Bonds ............................. 55
Section 9.07.  Trustee Protected ............................................ 55

                                   ARTICLE 10
                                    SECURITY

Section 10.01. Security ..................................................... 55
Section 10.02. Recording, etc. .............................................. 56
Section 10.03. Protection of the Trust Estate ............................... 57
Section 10.04. Release of Lien .............................................. 57


                            ARTICLE 11

                     SUBSIDIARY GUARANTIES

Section 11.01. Subsidiary Guaranties ........................................ 58
Section 11.02. Limitation of Guarantor's Liability .......................... 60
Section 11.03. Execution and Delivery of Subsidiary Guaranties .............. 60

                                                                          Page #

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls ................................. 61
Section 12.02. Notices ...................................................... 61
Section 12.03. Communication by Bondholders with Other Bondholders .......... 61
Section 12.04. Certificate and Opinion as to Conditions Precedent ........... 62
Section 12.05. Statements Required in Certificate or Opinion ................ 62
Section 12.06. Rules by Trustee, the Registrar and Paying Agents ............ 62
Section 12.07. Legal Holidays ............................................... 62
Section 12.08. No Recourse Against Others ................................... 63
Section 12.09. Counterparts ................................................. 63
Section 12.10. Variable Provisions .......................................... 63
Section 12.11. Governing Law ................................................ 64
Section 12.12. No Adverse Interpretation of Other Agreements ................ 64
Section 12.13. Successors ................................................... 64
Section 12.14. Severability ................................................. 64
Section 12.15. Table of Contents, Headings, Etc. ............................ 65
Section 12.16. Benefits of Indenture ........................................ 65
Section 12.17. Amendment to Related Documents ............................... 65

                                    EXHIBITS

EXHIBIT A-1      FORM OF DEED OF TRUST (NEVADA)
EXHIBIT A-2(i)   FORM OF MORTGAGE DOCUMENT (NEW JERSEY) IN FAVOR OF THE
                 TRUSTEE
EXHIBIT A-2(ii)  FORM OF MORTGAGE DOCUMENT (NEW JERSEY) IN FAVOR OF THE
                 COMPANY
EXHIBIT B-1      FORM OF INTERCREDITOR AGREEMENT FOR PARI PASSU INDEBTEDNESS
                 FOR ACSI
EXHIBIT B-2      FORM OF INTERCREDITOR AGREEMENT FOR PARI PASSU INDEBTEDNESS
                 FOR THE COMPANY
EXHIBIT C        FORM OF FIRST MORTGAGE BOND
EXHIBIT D        FORM OF GUARANTY NOTATION
EXHIBIT E        FORM OF ISSUER PLEDGE AGREEMENT
EXHIBIT F        FORM OF GUARANTOR PLEDGE AGREEMENT
EXHIBIT G        FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT H        FORM OF ISSUER COLLATERAL ASSIGNMENT
EXHIBIT I        FORM OF SBOC SECURITY AGREEMENT
EXHIBIT J        FORM OF INTERCOMPANY NOTE
EXHIBIT K        FORM OF TAX SHARING AGREEMENT
EXHIBIT L-1      FORM OF ASSIGNMENT OF LEASES AND RENTS IN FAVOR OF THE TRUSTEE
EXHIBIT L-2      FORM OF ASSIGNMENT OF LEASES AND RENTS IN FAVOR OF THE COMPANY

      INDENTURE dated as of May 18, 1993 by and among SHOWBOAT, INC., a Nevada corporation (the "Issuer"), OCEAN SHOWBOAT, INC., a New Jersey corporation, ATLANTIC CITY SHOWBOAT, INC., a New Jersey corporation, and SHOWBOAT OPERATING COMPANY, a Nevada corporation, as guarantors (the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 9 1/4% First Mortgage Bonds due 2008 (the "Bonds").

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

      "ACSI" means Atlantic City Showboat, Inc.

      "ACSI Guaranty" means the Subsidiary Guaranty issued by ACSI, substantially in the form of Exhibit D hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Affiliate" of any specified Person means any other individual, corporation, partnership, trust, incorporated or unincorporated associated, joint venture, joint stock company, government or other entity of any kind directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Affiliate Transaction" shall have the meaning provided in Section 4.11 hereof.

      "Agent" means each Registrar, Paying Agent or Authenticating Agent.

      "Asset Sale" means (i) any sale, lease, transfer, conveyance or other disposition of any assets (including by way of a sale-and-leaseback) other than the sale or transfer of inventory or goods held for sale in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer shall be governed by the provisions of this Indenture described below under the caption "Change of Control" or "Merger, Consolidation or Sale of Assets"), (ii) any issuance, sale, lease, transfer, conveyance or other disposition of any equity securities of any of its Subsidiaries (other than a Non-Recourse Subsidiary) to any Person other than the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary), or (iii) any Event of Loss, in each case, whether in a single transaction or a series of related transactions, that in the case of each of (i), (ii) and (iii), (a) has a fair market value in excess of $3 million or
(b) results in Net Proceeds in excess of $3 million.

      "Asset Sale Offer" shall have the meaning provided in Section 4.10 hereof.

      "Assignments of Leases and Rents" means that certain Assignment of Leases and Rents issued by ACSI in favor of the Trustee and that certain Assignment of Leases and Rents issued by ACSI in favor of the Issuer, each dated as of the Issue Date, substantially in the form of Exhibit L, hereto, as amended, supplemented or modified from time to time as permitted by the Indenture.

      "Atlantic City Showboat" means (i) all of ACSI's interest in its hotel casino and related properties located at 801 Boardwalk, Atlantic City, New Jersey and any Project Expansion relating thereto and (ii) any contiguous property acquired by the Issuer or any of its Subsidiaries and any Project Expansion relating thereto.

      "Authenticating Agent" shall have the meaning provided in Section 2.02 hereof.

      "Bankruptcy Law" shall have the meaning provided in Section 6.01 hereof.

      "Benefitted Party" shall have the meaning provided in Section 11.01 hereof.

      "Board of Directors" means the Board of Directors of the Issuer, the Guarantors, or any Subsidiary thereof, as the context may require, or any authorized committee of such Board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer, the Guarantors, or any Subsidiary thereof, as the context may require, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

      "Bonds" means the 9 1/4% First Mortgage Bonds due 2008 of the Issuer that are issued under this Indenture, as amended or supplemented from time to time, in accordance with this Indenture.

      "Business Day" means any day that is not a Legal Holiday.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

      "Change of Control" means any of the following events: (i) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries; (ii) the liquidation or dissolution of the Issuer, (iii) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Existing Management, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 30% or more of the total voting power entitled to vote in the election of the Board of Directors of the Issuer or such other Person surviving the transaction; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Issuer's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or (v) the Issuer fails to own, directly or indirectly, 100% of the Las Vegas Showboat or the Atlantic City Showboat or 100% of any Person holding a gaming license to operate either the Las Vegas Showboat or the Atlantic City Showboat.

      "Collateral" means any assets of the Issuer, the Guarantors or any of their respective Subsidiaries defined as Collateral in any of the Related Documents.

      "Commencement Date" shall have the meaning provided in Section 4.10 or
4.13 hereof, as the case may be.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, amortization of deferred financing charges and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period and excluding any such non-cash charge that is included in consolidated interest expense or consolidated tax expense) of such Person for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than Non-Recourse Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a wholly owned Subsidiary, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

      "Custodian" shall have the meaning provided in Section 6.01 hereof.

      "Deed of Trust" means that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing issued by the Issuer in favor of the Trustee, dated as of the Issue Date, substantially in the form of Exhibit A-1 hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Delay Period" shall have the meaning provided in Section 8.02 hereof.

      "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the scheduled maturity date of the Bonds.

      "11 3/8% Bonds" means the 11 3/8% Mortgage-Backed Bonds Due 2002 issued by Ocean Showboat Finance Corporation.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

      "Event of Default" shall have the meaning provided in Section 6.01 hereof.

      "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset, in each case involving a property or asset.

      "Excess Non-Recourse Subsidiary Cash Proceeds" means 50% of all cash received by the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary) from any Non-Recourse Subsidiary (other than cash that is or may be required to be returned or repaid to such Non-Recourse Subsidiary) in excess of $125 million in the aggregate.

      "Excess Proceeds" shall have the meaning provided in Section 4.10 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

      "Existing Hotel Casinos" means the Las Vegas Showboat and the Atlantic City Showboat.

      "Existing Indebtedness" means Indebtedness of the Issuer or its Subsidiaries (other than under the Working Capital Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

      "Existing Management" means J.K. Houssels, members of his family and his estate.

      "Fixed Charges" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees and excluding capitalized interest) and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided that

      (a) in the event that the Issuer or any of its Subsidiaries (other than any Non-Recourse Subsidiary) incurs, assumes, guaranties or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guaranty or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable period,

      (b) in making such computation, the Fixed Charges of such person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period,

      (c) in making such computation, the Fixed Charges of such person attributable to interest on any Indebtedness under a revolving credit facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period,

      (d) in the event that the Company or any of its Subsidiaries (other than any Non-Recourse Subsidiary) consummates a Material Acquisition or an Asset Sale subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Material Acquisition or Asset Sale (including the incurrence of any Indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period, and

      (e) in the event that the Company or any of its Subsidiaries (other than any Non-Recourse Subsidiary) purchases any assets or property (including the real property on which the Atlantic City Showboat is situated) which was previously leased by the Company or any of its

            Subsidiaries (other than any Non-Recourse Subsidiary) subsequent to the commencement of the period for which the calculation of the Fixed Charge Coverage Ratio is being calculated, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such purchase as if the same had occurred at the beginning of the applicable period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Nevada Commission, the Nevada State Gaining Control Board, the City Council of the City of Las Vegas, and the New Jersey Casino Control Commission with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer or any of its Subsidiaries.

      "Gaming Control Acts" means the Nevada Gaming Control Act and the New Jersey Casino Control Act, as from time to time amended, or any successor provision of law, and the regulations promulgated thereunder.

      "Gaming Permits" means every license, franchise, permit or other authorization on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct casino gaming at the Las Vegas Showboat and the Atlantic City Showboat, including, without limitation, all such licenses granted under the Gaming Control Acts, the regulations of the Gaming Authorities and other applicable laws.

      "Gaming Related Business" means the gaming business and other businesses necessary for, incident to, connected with or arising out of the gaming business (including developing and operating lodging facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

      "Guarantors" means each of (i) SBOC, 0SI and ACSI and (ii) any other Subsidiary that executes a Subsidiary Guaranty in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Guarantor Pledge Agreement" means that certain Pledge and Security Agreement dated as of the Issue Date issued by OSI in favor of the Trustee (for the benefit of the Bondholders), substantially in the form of Exhibit F hereto, as amended, supplemented or modified from rune to time as permitted by this Indenture.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" or "Bondholder" means a Person in whose name a Bond is registered.

      "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all capitalized lease obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued distributions or dividends); (vi) all obligations existing at the time under Hedging Obligations, foreign currency hedges and similar agreements; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends and distributions of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

      "Indenture" means this Indenture as amended or supplemented from time to time.

      "Intercompany Note" means that certain Intercompany Note in the amount of $215,000,000 issued by ACSI in favor of the Issuer, substantially in the form of
Exhibit I hereto.

      "Intercreditor Agreement" means the Intercreditor Agreement, a form of which is attached as an exhibit to this Indenture.

      "Investment Grade Securities" means (i) Marketable Securities, (ii) any other debt securities or debt instruments with a rating of "BBB-" or higher by S&P, "Baa-3" or higher by Moody's or the equivalent of such rating by any other nationally recognized securities rating agency, and (iii) any fund investing exclusively in investments of the types described in clauses (i) and (ii) above.

      "Investment Guaranty" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, including, without limitation, any Indebtedness directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any Indebtedness of a Non-Recourse Subsidiary, a partnership in which such Person is a general partner or a joint venture in which such Person is a joint venturer, and any Indebtedness in effect guarantied by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such Indebtedness, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected against loss in respect thereof.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Investment Guaranties, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Issue Date" means May 18, 1993, the date on which the Bonds are first authenticated and issued.

      "Issuer Collateral Assignment" means that certain Collateral Assignment Agreement issued by the Issuer in favor of the Trustee, dated as of the Issue Date, substantially in the form of Exhibit H hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Issuer Pledge Agreement" means that certain Security and Pledge Agreement, issued by the Issuer in favor of the Trustee, dated as of the Issue Date, substantially in the form of Exhibit E hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Las Vegas Showboat" means (i) the Issuer's hotel casino and related properties at 2800 Fremont Street, Las Vegas, Nevada and any Project Expansion relating thereto and (ii) any contiguous property acquired by the Issuer or any of its Subsidiaries and any Project Expansion relating thereto.

      "Legal Holiday" shall have the meaning provided in Section 12.07 hereof.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Marketable Securities" means (1) U.S. Government Obligations; (2) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment is made, of "A" (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; (3) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's, or if neither of S&P and Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities ratings agency; (4) any bankers acceptances or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $100,000,000 or its equivalent in foreign currency, whose debt is rated at the time as of which any investment there is made of "A" (or higher) according to S&P or Moody's, or if none of S&P or Moody's shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency; and (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above, and if such fund has at least $500,000,000 under management, including investments in repurchase obligations of the foregoing investments.

      "Material Acquisition" means any acquisition of a business, including the acquisition of operating commercial real estate, that has a fair market value in excess of $3 million and which the Issuer intends to continue to operate.

      "Mortgage Documents" means that certain Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing issued by ACSI in favor of the Trustee and that certain Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing issued by ACSI in favor of the Issuer, each dated as of the Issue Date, substantially in the form of Exhibit A-2 hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Net Income" means, with respect to any Person the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss), and (iii) any loss on the retirement of the 11 3/8% Bonds (including write-off of associated deferred financing charges).

      "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Subsidiaries in respect of any Asset Sale (including insurance proceeds), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

      "Non-Recourse Debt" means Indebtedness or that portion of Indebtedness (a) as to which none of the Issuer, the Guarantors and any of their respective Subsidiaries (other than a Non-Recourse Subsidiary); (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); (ii) is directly or indirectly liable: and (iii) constitutes the lender; and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer, the Guarantors or any of their respective Subsidiaries (other than a Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

      "Non-Recourse Subsidiary" means (i) a Subsidiary (other than any Guarantor) or (ii) any entity in which the Issuer or any of its Subsidiaries has an equity investment and pursuant to a contract or otherwise has the right to direct the day-to-day operation of such entity that, in each case, (a) at the time of its designation as a Non-Recourse Subsidiary has not acquired any assets (other than as specifically permitted by Section 4.09), at any previous time, directly or indirectly from the Issuer, any of the Guarantors, or any of their respective Subsidiaries, (b) does not own, operate or manage any Existing

Hotel Casino on the Issue Date, and (c) has no Indebtedness other than Non-Recourse Debt: provided that at the time of such designation, after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, (x) the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.08(a), and (y) the Issuer's Fixed Charge Coverage Ratio is not less than 70% of the Issuer's Fixed Charge Coverage Ratio immediately prior to such designation.

      "Notice of Default" shall have the meaning provided in Section 6.01 hereof.

      "Offer Amount" shall have the meaning provided in either Section 4.10 or
4.13 hereof, as the case may be.

      "Officer" means the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the Assistant Secretary or the Controller of the Issuer, the Guarantors or any Subsidiary thereof, as the context may require.

      "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or a Vice-President of the Issuer, the Guarantors or any Subsidiary thereof, as the context may require.

      "Opinion of Counsel" means a written opinion from legal counsel which opinion (as a matter of substantive law) is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Guarantors, any Subsidiary thereof or the Trustee.

      "OSI" means Ocean Showboat, Inc.

      "0SI Guaranty" means the Subsidiary Guaranty issued by 0SI, substantially in the form of Exhibit D hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Pari Passu Indebtedness" means senior secured Indebtedness of the Issuer or its Subsidiaries secured by the Collateral other than Indebtedness permitted by clause (ii) under Section 4.08(b) or the Bonds.

      "Paying Agent" shall have the meaning provided in Section 2.03 hereof.

      "Payment Default" shall have the meaning provided in Section 6.01 hereof.

      "Permitted Investments" means (a) any Investments in the Issuer or in a wholly owned Subsidiary of the Issuer (other than a Non-Recourse Subsidiary);
(b) any investments in Marketable Securities; and (c) Investments by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment
(i) such Person becomes a wholly owned Subsidiary of the Issuer (other than a Non-Recourse Subsidiary) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a wholly owned Subsidiary of the Issuer (other than a Non-Recourse Subsidiary).

      "Permitted Liens" means (a) Liens in favor of the issuer; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary of the Issuer; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and less than one year prior to such Person becoming merged into or consolidated with the Issuer or any of its Subsidiaries; (c) Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer; provided, that such Liens were in existence prior to the contemplation of such acquisition and less than one year prior to such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) ground leases in respect of the real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located; (g) Liens arising from UCC financing statements regarding property leased by the Issuer or any of its Subsidiaries; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuer and its Subsidiaries; and (i) Liens securing purchase money obligations incurred or assumed in connection with the purchase of real or personal property to be used in the business of the Issuer or any of its Subsidiaries (other than a Non-Recourse Subsidiary) within 180 days of such incurrence or assumption.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental or any agency or political subdivision thereof.

      "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

      "Project Costs" means, with respect to a Project Expansion, the aggregate costs required to complete such Project Expansion, including direct costs related thereto including, but not limited to, construction management, architectural, engineering, interior design, legal and other professional fees, site work, utility installation, permits, certificates and bonds, but excluding principal or interest payments on any Indebtedness, operating expenses (including, but not limited to non-construction supplies and pre-opening payroll) and any allocation to corporate overhead or administrative expenses of the Issuer, any Guarantor, or any Subsidiary thereof.

      "Project Expansion" means any addition, improvement, extension or capital repair to the Las Vegas Showboat or the Atlantic City Showboat or any contiguous or adjacent property, including the purchases of real estate or improvements thereon, but excluding separable furniture.

      "Purchase Date" shall have the meaning provided in Section 3.09 hereof.

      "Purchase Offer" shall have the meaning provided in Section 4.10 or 4.13 hereof, as the case may be.

      "Purchase Price" shall have the meaning provided in Section 4.13 hereof.

      "Registrar" shall have the meaning provided in Section 2.03 hereof.

      "Related Documents" means, collectively, the OSI Guaranty, the ACSI Guaranty, the SBOC Guaranty, the Deed of Trust, the Mortgage Documents, the Issuer Pledge Agreement, the Guarantor Pledge Agreement, the SBOC Security Agreement, the Trademark Security Agreement, the Issuer Collateral Assignment, the Assignments of Leases and Rents and any and all pledges, security agreements, guaranties, financing statements, filings, instruments or other agreements or assignments executed by the Issuer or the Guarantors in order to evidence, secure, perfect, notice or guaranty the Bonds or any guaranty of the foregoing obligations.

      "Refinancing Indebtedness" shall have the meaning provided in Section 4.08 hereof.

      "Resorts Bonds" means the First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 of Resorts International, Inc.

      "Restricted Payments" shall have the meaning provided in Section 4.09 hereof.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "SBOC" means Showboat Operating Company.

      "SBOC Guaranty" means the Subsidiary Guaranty issued by SBOC, substantially in the form of Exhibit D hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "SBOC Security Agreement" means that certain Security Agreement, dated as of the Issue Date, issued by SBOC in favor of the Trustee, substantially in the form of Exhibit I hereto, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

      "Subsidiary" means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any Non-Recourse Subsidiary.

      "Subsidiary Guaranties" means, collectively, the OSI Guaranty, the ACSI Guaranty, the SBOC Guaranty and any guaranties issued pursuant to Article 11 hereof with respect to the Issuer's obligations under this Indenture and the Bonds.

      "Surviving Entity" shall have the meaning provided in Section 5.01 hereof.

      "Tax Sharing Agreement" means the Tax Sharing Agreement, substantially in the form attached hereto as Exhibit K, as amended, supplemented or modified from time to time as permitted by this Indenture.

      "Tender Period" shall have the meaning provided in Section 3.09 hereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

      "Trademark Security Agreement" means that certain Trademark Security Agreement issued by the Issuer in favor of the Trustee, dated as of the Issue Date, substantially in the form of Exhibit G hereto, as amended, supplemented or modified from time to time as permitted by the Indenture.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

      "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

      "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Working Capital Credit Agreement" means that certain Credit Agreement, dated as of September 30, 1992, by and among ACSI and National Westminster Bank, including any related notes, guaranties, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Bonds;

            "indenture security bolder" means a Bondholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
            and

            "obligor" on the Bonds means the Issuer, the Guarantors and each other obligor on the Bonds.

      All other terms used in this Indenture that are defined by the TIA by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned by them.

Section 1.03. Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE BONDS

Section 2.01. Form and Dating.

      The Bonds shall be substantially in the form of Exhibit C which Exhibit is a part of this Indenture. The notation on each of the Bonds relating to the Subsidiary Guaranties shall be substantially in the form set forth on Exhibit D, as the case may be, which is a part of this Indenture. The Bonds may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Bond shall be dated the date of its authentication.

      The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

      One Officer shall sign the Bonds for the Issuer by manual or facsimile signature. The Issuer's seal shall be reproduced on the Bonds. One Officer of each of OSI, ACSI and SBOC shall sign the Subsidiary Guaranty for the respective Guarantors by manual or facsimile signature.

      If an Officer whose signature is on a Bond no longer holds that office at the time the Bond is authenticated, the Bond shall nevertheless be valid.

      A Bond shall not be entitled to the benefits of this Indenture nor be valid for any purpose until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence, and the only evidence, that the Bond has been authenticated and delivered under this Indenture.

      Upon a written order of the Issuer signed by two Officers, the Trustee shall authenticate Bonds with the Subsidiary Guaranties endorsed thereon for original issue in the aggregate principal amount of $275,000,000.

      Except as provided in Section 2.07 hereof, the aggregate principal amount of Bonds outstanding under this Indenture at any time may not exceed $275,000,000.

      The Trustee may appoint an authenticating agent acceptable to the Issuer (an "Authenticating Agent") to authenticate the Bonds. An
Authenticating Agent may authenticate the Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

      The Bonds shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03. Registrar and Paying Agent.

      The Issuer shall maintain in the State of Nevada (if required by the Gaming Control Acts), and in the Borough of Manhattan, City of New York,
State of New York, and in such other locations as it shall determine: (i) an office or agency where Bonds may be presented for registration of transfer or for exchange ("Registrar"), and (ii) an entity as whose office or agency the Bonds may be presented for payment ("Paying Agent") and notices and demands to or upon the Issuer in respect of Bonds and this Indenture may be served. The Registrar shall keep a register of the Bonds and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The term "Registrar" includes any co-registrar, where applicable. The Issuer may change any Paying Agent or Registrar upon thirty (30) days notice to the Trustee without prior notice to any Bondholder.

      The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Issuer shall notify the Trustee of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain an entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer may act as Paying Agent or Registrar.

      Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to the authentication and issuance of the Bonds, or their transfer, other than the authentication and issuance of Bonds upon original issue or in cases of Bonds mutilated, destroyed, lost or stolen, such act may be performed by the Authenticating Agent and Registrar, notwithstanding anything in this Indenture to the contrary. Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to payment of the principal of or interest on the Bonds, such acts may be performed by the Paying Agent, notwithstanding anything in this Indenture to the contrary.

      The Issuer covenants that whenever necessary to avoid or fill a vacancy in the office of Registrar or Paying Agent, the Issuer will appoint a successor Registrar or Paying Agent so that there shall, at all times be one or more offices or agencies in the Borough of Manhattan, City of New York, State of New York where Bonds may be presented or surrendered for payment and where Bonds may be surrendered for registration of transfer or exchange.

      In case, at the time of the appointment of a successor to the Authenticating Agent, any of the Bonds shall have been authenticated but not delivered, any such successor Authenticating Agent may adopt the certificate of authentication of the original Authenticating Agent or of any successor to it as authenticating agent hereunder, and deliver such Bonds so authenticated; and in case at any time any of the Bonds shall not have been authenticated, any successor to the Authenticating Agent by merger or consolidation may authenticate such Bonds either in the name of its predecessor hereunder or in the name of the successor Authenticating Agent; and in all such cases such certificate shall have the full force that the Bonds or this Indenture provide that the certificate of authentication shall have.

Section 2.04. Paying Agent to Hold Money in Trust.

      The Issuer (or any other obligor on the Bonds, including the Guarantors) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Bondholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Bonds (whether such money has been paid to it by the Issuer or any other obligor on the Bonds, including the Guarantors), and will notify the Trustee of any default by the Issuer (or any other obligor on the Bonds, including the Guarantors) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer may ax any time require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Bondholders all money held by it as Paying Agent.

Section 2.05. Bondholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Bondholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer (or any other obligor upon the Bonds, including the Guarantors) shall furnish to the Trustee on or before the record date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Bondholders.

Section 2.06. Transfer and Exchange.

      Where Bonds are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Bonds of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall issue and the Trustee shall authenticate Bonds (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors) at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof).

      The Issuer shall not be required (i) to issue, register the transfer of or exchange Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Bonds so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (iii) to register the transfer or exchange of a Bond between the record date and the next succeeding interest payment date.

Section 2.07. Replacement Bonds.

      If a mutilated Bond is surrendered to the Trustee or if the Holder of a Bond claims that such Bond has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers, shall authenticate a replacement Bond (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors) if the Trustee's requirements are met. If required by the Trustee, the Issuer or the Guarantors, an indemnity bond must be furnished by and at the sole cost of such Bondholder in an amount sufficient in the judgment of the Trustee, the Issuer and the Guarantors to protect the Trustee, the Issuer, the Guarantors, any Paying Agent or any Authenticating Agent from any loss which any of them may suffer if a Bond is replaced. The Issuer may charge for its expenses in replacing a Bond.

      Every replacement Bond and replacement Subsidiary Guaranty constitute an additional obligation of the Issuer and the Guarantors, respectively, and shall be entitled to the benefits of this Indenture.

Section 2.08. Outstanding Bonds.

      The Bonds outstanding at any time are all the Bonds authenticated by the Trustee or any Authenticating Agent, except for those cancelled by the Trustee, those delivered to the Trustee for cancellation, and those described in this
Section 2.08 as not outstanding.

      If a Bond is replaced pursuant to Section 2.07 hereof (other than a mutilated Bond surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a bona fide purchaser. A mutilated Bond ceases to be outstanding upon surrender of such Bond and replacement thereof pursuant to Section 2.07 hereof.

      If the principal amount of any Bond is considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

      Subject to Section 2.09 hereof, a Bond does not cease to be outstanding because any of the Guarantors or Subsidiaries or Affiliates thereof holds the Bond.

Section 2.09. Treasury Bonds.

      (a) In determining whether the Bondholders of the required principal amount of Bonds have concurred in any direction, waiver or consent, Bonds owned by the Issuer, the Guarantors, any Subsidiary thereof, or any Affiliate thereof shall be considered as though they are not outstanding (including for purposes of determining the outstanding principal amount of Bonds), except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Bonds which the Trustee knows are so owned shall be so disregarded.

      (b) With respect to any Bonds beneficially owned by the Issuer or any of its wholly owned Subsidiaries (other than any Non-Recourse Subsidiary), any accrued interest due and payable on such Bonds shall be deemed to have been paid by the Issuer to itself or to its wholly owned Subsidiary (other than any Non-Recourse Subsidiary) on the date on which such interest payment is due and the Issuer may deduct from the interest payment payable to the other Holders all accrued interest payments on such Bonds; provided that (i) such Bonds are registered in the name of the Issuer or such wholly owned Subsidiary at the close of business on the applicable record date and (ii) at least ten Business Days prior to the date on which such interest payment is to be made, the Issuer delivers to the Trustee an Officers' Certificate certifying that such Bonds were registered in the name of the Issuer or such wholly owned Subsidiary at the close of business on the applicable record date.

Section 2.10. Temporary Bonds.

      Until definitive Bonds are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Bonds (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors). Temporary Bonds shall be substantially in the form of definitive Bonds but may have variations that the Issuer considers appropriate for temporary Bonds. Without unreasonable delay, the Issuer shall prepare and the Trustee or any Authenticating Agent, upon receipt of the written order of the Issuer signed by two Officers, shall authenticate definitive Bonds (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors) in exchange for temporary Bonds without charge to the Bondholder. Until such exchange, such temporary Bonds shall be entitled to the same rights, benefits and privileges as the definitive Bonds.

Section 2.11. Cancellation.

      The Issuer may at any time deliver Bonds to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Bonds surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Bonds surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Bonds as the Issuer directs. The issuer may not issue new Bonds to replace Bonds that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

      If the Issuer or the Guarantors fails to make a payment of interest on the Bonds, the Issuer or the Guarantors shall pay such defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Bondholders on a subsequent special record date in each case at the rate provided in the Bonds and in Section 4.01 hereof. The Issuer shall fix any such special record date and payment date. At least 15 days before any such record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Bondholders a notice that states the record date, payment date, and amount of such interest to be paid.

                                    ARTICLE 3

                      REDEMPTIONS AND OFFERS TO REPURCHASE

Section 3.01. Notices to Trustee.

      If the Issuer elects to redeem Bonds pursuant to the optional redemption provisions of any of the Bonds and Section 3.07 hereof, it shall notify the Trustee by delivery of an Officers' Certificate at least 45 days but not more than 75 days (unless a shorter notice period shall be agreed to by the Trustee) before a redemption date, of the paragraph of the applicable Bond pursuant to which the redemption shall occur, the principal amount of Bonds to be redeemed, the redemption date and the redemption price.

Section 3.02. Section of Bonds to be Redeemed.

      If less than all of the Bonds are to be redeemed, the Trustee shall select the Bonds to be redeemed pro rata or by lot, in accordance with a method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Bonds outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Bonds that have denominations larger than $1,000. Bonds and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption. The Trustee shall notify the Issuer promptly of the Bonds or portions of Bonds to be called for redemption.

Section 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail, by first class mail, a notice of redemption to each Bondholder whose Bonds are to be redeemed.

      The notice shall identify the Bonds to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Bond is being redeemed in part, the portion of the principal amount of such Bonds to be redeemed and that, after the redemption date, upon surrender of such Bonds, a new Bond or Bonds in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Bonds called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

            (6) that, unless the Issuer defaults in making the redemption payment, interest on Bonds called for redemption ceases to accrue on and after the redemption date;

            (7) if less than all the Bonds are to be redeemed, the identification of the particular Bonds (or portion thereof) to be redeemed, as well as the aggregate principal amount of Bonds to be redeemed and the aggregate principal amount of Bonds estimated to be outstanding after such partial redemption; and

            (8) the paragraph of the Bonds pursuant to which the Bonds called for redemption are being redeemed.

      At the Issuer's request, the Trustee shall give the notice of redemption in writing for each redemption in the Issuer's name and at the Issuer's expense; provided, however, that the Issuer shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed, Bonds called for redemption become due and payable on the redemption date at the price set forth in the applicable Bond.

Section 3.05. Deposit of Redemption Price.

      At least one Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Bonds to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuer any money not required for that purpose.

Section 3.06. Bonds Redeemed in Part.

      Upon surrender of a Bond that is redeemed in part, the Issuer shall issue and the Trustee (or an Authenticating Agent) shall authenticate for the Bondholder at the expense of the Issuer a new Bond (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Bond surrendered.

Section 3.07. Optional Redemption.

      The Issuer may redeem all or any portion of the Bonds, upon the terms and at the redemption prices set forth in each of the Bonds. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.09 hereof.

Section 3.08. Redemption Pursuant to Gaming Control Acts.

      Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Bondholder or beneficial owner of Bonds must be licensed, qualified or found suitable under the Gaming Control Acts or other applicable law and the Bondholder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority, or if such Bondholder or such beneficial owner is not so licensed, qualified or found suitable, the Issuer shall have the right, at its option, (i) to require such Bondholder or beneficial owner to dispose of such Bondholder's or beneficial owner's Bonds within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to call for the redemption of the Bonds of such Bondholder or beneficial owner at the lesser of the principal amount thereof or the price at which such Bondholder or beneficial owner acquired the Bonds, together with, in either case, accrued interest to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Issuer shall notify the Trustee in writing of any such redemption as soon as practicable. The Bondholder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such finding of suitability.

Section 3.09. Purchase Offer.

      (a) In the event that, pursuant to Sections 4.10, or 4.13 hereof, the Issuer shall commence an Asset Sale Offer or a Purchase Offer, as the case may be, the Issuer shall follow the procedures in this Section 3.09.

      (b) The Asset Sale Offer or the Purchase Offer, as the case may be, shall remain open for a period specified by the Issuer which shall be no less than 30 calendar days and no more than 40 calendar days after the Commencement Date (as determined in accordance with Section 4.10 or 4.13 hereof, as the case may be) and no longer, except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Purchase Date"), the Issuer shall purchase at the Purchase Price the Offer Amount (as determined in accordance with Section 4.10 or 4.13 hereof, as the case may be) of Bonds tendered or, if less than the Offer Amount has been tendered, all Bonds tendered in response to the Asset Sale Offer or the Purchase Offer, as the case may be.

      (c) If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Bond is registered at the close of business on such record date, and no additional interest will be payable to Bondholders who tender Bonds pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

      (d) The Issuer shall provide the Trustee with notice of the Asset Sale Offer or the Purchase Offer, as the case may be, at least 10 days before the Commencement Date.

      (e) On or before the Commencement Date, the Issuer or the Trustee shall (at the expense of the Issuer) send, by first class mail, a notice to each of the Bondholders, which shall govern the terms of the Asset Sale Offer or the Purchase Offer and shall state:

            (i) that the Asset Sale Offer or the Purchase Offer is being made pursuant to this Section 3.09 and, as applicable, Section 4.10 or 4.13 hereof and the length of time the Asset Sale Offer or the Purchase Offer will remain open;

            (ii) the Offer Amount, the Purchase Price and the Purchase Date, and in the case of a Purchase Offer made pursuant to Section
                  4.13 hereof, that all Bonds tendered will be accepted for payment;

            (iii) that any Bond not tendered or accepted for payment will continue to accrue interest;

            (iv) that, unless the Issuer defaults in the payment of the Purchase Price, any Bond accepted for payment pursuant to the Asset Sale Offer or the Purchase Offer shall cease to accrue interest after the Purchase Date;

            (v) that Bondholders electing to have a Bond purchased pursuant to any Asset Sale Offer or Purchase Offer will be required to surrender the Bond, with the form entitled "Option of Bondholder to Elect Purchase" on the reverse of the Bond completed, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

            (vi) that Bondholders will be entitled to withdraw their election if the Issuer, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Bondholder, the principal amount of the Bond the Bondholder delivered for purchase and a statement that such Bondholder is withdrawing his election to have the Bond purchased;

            (vii) that, if the aggregate principal amount of Bonds surrendered by Bondholders exceeds the Offer Amount (as defined in Section
                  4.10 hereof), the Issuer shall select the Bonds to be purchased pro rata with such adjustments as may be deemed appropriate by the Issuer so that only Bonds in denominations of $1,000, or integral multiples thereof, shall be purchased; and

           (viii) that Bondholders whose Bonds were purchased only in part will be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered.

In addition, the notice shall, to the extent permitted by applicable law, be accompanied by a copy of the information regarding the Issuer and its Subsidiaries which is required to be contained in the most recent Quarterly Report on Form l0-Q or Annual Report on Form 10-K (including any financial statements or other information required to be included or incorporated by reference therein) and any Reports on Form 8-K filed since the date of such Quarterly Report or Annual Report, as the case may be, which the Issuer and Guarantors have filed with the SEC on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Bondholders to tender Bonds pursuant to the Asset Sale Offer or the Purchase Offer, as the case may be.

      (f) At least one Business Day prior to the Purchase Date, the Issuer shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment pro rata Bonds or portions thereof tendered pursuant to the Asset Sale Offer or the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Bonds so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Bonds or portions thereof accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The depositary, the Paying Agent or the Issuer, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Bondholder an amount equal to the Purchase Price of the Bonds tendered by such Bondholder and accepted by the Issuer for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Bondholders a new Bond (accompanied by a notation of the Subsidiary Guaranties duly endorsed by the Guarantors) equal in principal amount to any unpurchased portion of the Bond surrendered. Any Bonds not so accepted shall be promptly mailed or delivered by or on behalf of the Issuer to the Holder thereof. The Issuer will publicly announce in a newspaper of general circulation the results of the Asset Sale Offer or the Purchase Offer on the Purchase Date.

      (g) The Asset Sale Offer or the Purchase Offer shall be made by the Issuer in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Bondholders to tender their Bonds.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Bonds.

      The Issuer shall pay the principal of and interest on the Bonds on the dates and in the manner provided in the Bonds. An installment of principal and interest shall be considered paid on the date due if a Paying Agent (other than the Issuer or any Affiliate) holds on that date money designated for and sufficient to pay all principal and interest then due. To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on:

            (i) overdue principal, at the rate borne by the Bonds, compounded semiannually; and

            (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate per annum, compounded semiannually.

Section 4.02. SEC Reports, Financial Reports.

      The Issuer or the Guarantors, as the case may be, shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer, the Guarantors, or any Subsidiary thereof is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

      So long as the Bonds remain outstanding, the Issuer, the Guarantors, and their respective Subsidiaries shall cause to be mailed to the Bondholders at their addresses appearing in the register of Bonds maintained by the Registrar within 15 days of when such report would have been required to be filed under
Section 13 of the Exchange Act:

      (i) quarterly reports (containing unaudited financial statements for the Issuer and its Subsidiaries on a consolidated basis) for the first three quarters of each fiscal year;

      (ii) annual reports (containing audited financial statements for the Issuer and its Subsidiaries on a consolidated basis and an opinion thereon by the Issuer's independent certified public accountants); and

      (iii) all other information, documents or other reports, including a "Management Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which it would have been required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange, to be filed with the SEC.

            As of the date hereof, the fiscal year of the Issuer, the Guarantors, and their respective Subsidiaries ends on December 31 of each year.

            The Issuer shall promptly notify the Trustee, but in no case later than 15 days, after any announced change in fiscal reporting periods for any of the Issuer, the Guarantors, or their respective Subsidiaries.

            The Issuer, the Guarantors and their respective Subsidiaries also shall comply with the other provisions of TIA ss. 314(a). The Issuer, the Guarantors and their respective Subsidiaries shall timely comply with their reporting and filing obligations under the applicable federal securities law.

Section 4.03. Compliance Certificate.

      (a) The Issuer, the Guarantors and their respective Subsidiaries shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, the Guarantors and their respective Subsidiaries, an Officers' Certificate (signed by at least one of the following: the President or Chief Financial Officer) stating that a review of the activities of the Issuer, the Guarantors, and their respective Subsidiaries, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer, the Guarantors or any Subsidiary, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and the Related Documents, and further stating, as to each such Officer signing such certificate, that each of the Issuer, the Guarantors and their respective Subsidiaries, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Related Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default and what action the Issuer, the Guarantors, or their respective Subsidiaries, as the case may be, are taking or propose to take with respect thereto), that no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default (or, if such an event has occurred and is continuing, specifying each such event and the nature and status thereof) and that no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Bonds are prohibited (or if such event has occurred, a description of the event and what action is proposed to be taken with respect thereto).

      (b) The Issuer and its Subsidiaries shall deliver to the Trustee, within 45 days after the end of each fiscal quarter of the Issuer and its Subsidiaries, an Officers' Certificate stating that any Restricted Payment made during such fiscal quarter was permitted and setting forth the basis upon which the calculations required by Section 4.09 were computed, which calculations may be based upon the Issuer's latest available financial statements.

      (c) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the Issuer's, the Guarantors' or any Subsidiaries' independent public accountants which has been previously applied (a copy of which shall be delivered to the Trustee), the audited financial statements delivered pursuant to Section 4.02 hereof shall be accompanied by a written statement of the Issuer's, the Guarantors' or any Subsidiary's independent public accountants, as the case may be, (each of which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer, any Guarantor or any Subsidiary thereof, as the case may be, has violated any provisions of
Article 4 (other than Sections 4.04, 4.05, 4.13. 4.16, 4.17, 4.18 and 4.20) or
Article 5 hereof or that any Event of Default has occurred under Section 6.01 hereof (other than 6.01(c), 6.01(d) (with respect to a Default under Section 4.13) or 6.01(h)), or if any such violation or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

Section 4.04. Stay, Extension and Usury Laws.

      Each of the Issuer, the Guarantors and their respective Subsidiaries covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer or the Guarantors in respect of the Subsidiary Guaranties, from paying all or any portion of the principal of or interest on the Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may materially affect the covenants or the performance of this Indenture or the Related Documents in a manner inconsistent with the provisions of tins Indenture or the Related Documents and (to the extent that it may lawfully do so) each of the Issuer and the Guarantors in respect of the Subsidiary Guaranties, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05. Corporate Existence.

      Subject to Article 5 hereof, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of each of the Issuer, the Guarantors and their respective Subsidiaries; provided, however, that none of the Issuer or the Guarantors shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Issuer or the Guarantors, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries on a combined basis or the Guarantors and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Bondholders.

Section 4.06. Use of Proceeds.

      All net proceeds from the offering of the Bonds which are not applied as set forth in section 4.5 hereof shall be invested in Investment Grade Securities pending use of such excess net proceeds to benefit the Existing Hotel Casinos and to expand into new facilities or gaming jurisdictions.

Section 4.07. Limitations on Liens.

      Neither the Issuer nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired. or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

      (a) Liens existing on the date of the issuance of the Bonds, provided that, after the defeasance of the 11 3/8% Bonds pursuant to Section 4.15, the Liens securing the 11 3/8% Bonds, any guaranty or any intercompany Indebtedness securing the 11 3/8% Bonds shall be excluded from Liens permitted under this clause (a);

      (b) Liens on the assets acquired or leased with the proceeds of Indebtedness permitted to be incurred under Section 4.08 to acquire or lease tangible assets other than Indebtedness incurred for a Project Expansion, provided that such Lien does not extend to any property or asset other than the tangible assets so acquired;

      (c) Liens on the Las Vegas Showboat or Atlantic City Showboat or any related facilities or real estate securing Indebtedness and related obligations under the Working Capital Credit Agreement to the extent such Indebtedness and related obligations are permitted under Section 4.08, provided that the holders of such Indebtedness or any trustee or other representative thereof become a party to an Intercreditor Agreement and exercise rights and remedies in accordance with the provisions thereof;

      (d) Permitted Liens;

      (e) Liens on the Las Vegas Showboat or the Atlantic City Showboat or any related facilities or real estate securing any Indebtedness permitted to be incurred under Section 4.08, which is used to finance the Project Costs of a Project Expansion; provided that:

      (i) such Lien is junior to or pari passu with the Lien securing the Bonds;

      (ii) the aggregate principal amount of such Indebtedness does not exceed 70% of the aggregate Project Costs of such Project Expansion; and

      (iii) the Bonds are secured by such Project Expansion on a senior or pari passu basis with respect to such Lien; and provided further that with respect to any Indebtedness secured by a Lien ranking pari passu with the Lien securing the Bonds, the holders of such Indebtedness or any trustee or other representative thereof become a party to an Intercreditor Agreement and exercise rights and remedies in accordance with the provisions thereof;

      (f) Liens securing Refinancing Indebtedness incurred pursuant to Section 4.08(b)(vi); provided that the Refinancing Indebtedness so issued and secured by such Lien shall not be secured by any property or assets of the Issuer or any of its Subsidiaries other than the property or assets subject to the Liens securing such Indebtedness being refinanced; and provided further that if such Refinancing Indebtedness is Pari Passu Indebtedness, the holders of such Indebtedness or any trustee or other representative thereof becomes a party to an Intercreditor Agreement and exercises rights and remedies in accordance with the provisions thereof;

      (g) Liens on the assets of any Non-Recourse Subsidiary to secure Non-Recourse Debt of such Non-Recourse Subsidiary;

      (h) Liens created pursuant to the Related Documents to secure the Issuer's obligations under the Bonds and the Indenture and each Guarantor's obligations under its Subsidiary Guaranty and the Indenture; and

      (i) Liens on the real property underlying the Atlantic City Showboat securing the Resorts Bonds; provided that the obligations under the Resorts Bonds can be assumed under Section 4.08 at the time such real property is acquired by the Issuer or any of its Subsidiaries.

Section 4.08. Limitation on Indebtedness.

      (a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly, liable with respect to or become responsible for (collectively, "incur") any Indebtedness and the Issuer will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer or any Subsidiary may incur Indebtedness if (i) the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred is issued is greater than 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

       (b) The foregoing limitations in Section 4.08(a) above will not apply to:

      (i) the incurrence by the Issuer or any Subsidiary (other than a Non-Recourse Subsidiary) of up to $25 million in aggregate principal amount of Indebtedness outstanding at any one time, the proceeds of which are used to acquire or lease tangible assets;

      (ii) the incurrence by the Issuer or any Subsidiary (other than a Non-Recourse Subsidiary) of Indebtedness for working capital purposes in an aggregate principal amount not to exceed $25 million outstanding at any one time; provided that there shall be no such Indebtedness outstanding for a period of 14 consecutive days in each calendar year (other than in respect of standby letters of credit);

      (iii) the incurrence by the Issuer and its Subsidiaries of the Existing Indebtedness (which, after the redemption of the 11 3/8% Bonds pursuant to Section 4.15, shall exclude Indebtedness under the 11 3/8% Bonds, intercompany Indebtedness securing the 11 3/8% Bonds and any guaranty thereof);

      (iv) the incurrence by the Issuer of Indebtedness represented by the Bonds and the incurrence by the Guarantors of the Subsidiary Guaranties;

      (v) Indebtedness incurred in connection with Hedging Obligations with respect to Indebtedness otherwise permitted under this Section 4.08(b);

      (vi) the incurrence by the Issuer of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in clauses (i) through
            (v) above and (viii) below (the "Refinancing Indebtedness"); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Bonds on terms at least as favorable to the Holders of Bonds as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (4) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (vii) Non-Recourse Debt incurred by a Non-Recourse Subsidiary;

     (viii) Indebtedness between the Issuer and any wholly owned Subsidiary (other than a Non-Recourse Subsidiary), provided, however, that if any wholly owned Subsidiary ceases to be a wholly owned Subsidiary or transfers such Indebtedness (other than to the Company or a wholly owned Subsidiary that is not a Non-Recourse Subsidiary), such events shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Issuer or by such wholly owned Subsidiary, as the case may be, at the time of such event; and

      (ix) the incurrence by the Issuer or any Subsidiary of Indebtedness that is not otherwise permitted under this covenant not to exceed an aggregate principal amount of $10 million outstanding at any one time.

Section 4.09. Limitation on Restricted Payments.

       (a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

      (i) declare or pay any dividend or make any distribution on account of the Issuer's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or such Subsidiary or dividends or distributions payable to the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary) of the Issuer);

      (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any Subsidiary or other Affiliate of the Issuer (other than any such Equity Interests owned by the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary) of the Issuer);

      (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Bonds; or

      (iv)  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and

            (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuer and its Subsidiaries after the date of this Indenture (including Restricted Payments permitted by clauses (i) and (ii) of Section 4.09(b) but excluding any Restricted Payments permitted by clauses (iii)-(viii) of Section 4.09(b)), is less than the sum of (x) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from April 1, 1993 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Issuer from the issuance or sale of Equity Interests of the Issuer (other than Equity Interests sold to a Subsidiary of the Issuer and other than Disqualified Stock) since the Issue Date, plus (z) Excess Non-Recourse Subsidiary Cash Proceeds received after the Issue Date.

       (b)  The foregoing provisions will not prohibit:

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

      (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Equity Interests of the Issuer (other than any Disqualified Stock);

      (iii) Investments by the Issuer or any Subsidiary engaged in a Gaming Related Business in an amount not to exceed $75 million in the aggregate (measured as of the date such Investments were made) in any Non-Recourse Subsidiaries; provided that any loan to, or Investment Guaranty in favor of, a Non-Recourse Subsidiary that is not a Subsidiary shall mature prior to the earlier of (x) the termination of the management contract pursuant to which the Issuer or any of its Subsidiaries (other than any Non-Recourse Subsidiary) manages such Non-Recourse Subsidiary and (y) the Issuer or any of its Subsidiaries (other than any Non-Recourse Subsidiary) otherwise ceasing to have control over the day-to-day operations of such Non-Recourse Subsidiary;

      (iv) Investments by the Issuer or any Subsidiary in any Non-Recourse Subsidiary engaged in a Gaming Related Business in an amount (measured as of the date such Investments were made) not to exceed in the aggregate 100% of all cash received by the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary) from any Non-Recourse Subsidiary (other than cash which is or may be required to be repaid or returned to such

            Non-Recourse Subsidiary) up to $75 million in the aggregate and thereafter 50% of all cash received by the Issuer or any wholly owned Subsidiary (other than a Non-Recourse Subsidiary) from any Non-Recourse Subsidiary (other than cash which is or may be required to be repaid or returned to such Non-Recourse Subsidiary); provided that the aggregate amount of Investments pursuant to this clause
            (iv) shall nor exceed $125 million in the aggregate;

      (v) the purchase, redemption, defeasance, or other acquisition or retirement for value of any Pari Passu Indebtedness with the substantially concurrent purchase, redemption, defeasance, or other acquisition or retirement for value of the Bonds (on a pro rata basis in relation to the outstanding aggregate principal amount of such Indebtedness and the aggregate principal amount of the outstanding Bonds);

      (vi) any voluntary purchase. redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness with the proceeds of the substantially concurrent issuance of Refinancing Indebtedness relating to such Pari Passu Indebtedness in accordance with Section 4.08(b)(vi) hereof;

      (vii) dividends or distributions from a Non-Recourse Subsidiary payable to another Non-Recourse Subsidiary; and

     (viii) any purchase, redemption. defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness (other than pursuant to clause (v) or (vi) above) up to $30 million in aggregate principal amount;

provided that, with respect to clauses (iii)-(viii), (x) immediately after giving effect to the transaction contemplated therein, no Default or Event of Default would occur as a consequence thereof and (y) at the time of such transaction and after giving pro forma effect thereto as if such transaction had been entered into by the Issuer at the beginning of the applicable four-quarter period, the Issuer would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a).

      (c) Any Investment in a Subsidiary that becomes a Non-Recourse Subsidiary or any Investment in a wholly owned Subsidiary that becomes a non-wholly owned Subsidiary shall become a Restricted Payment on such date in the amount of the greater of (x) the book value of such Subsidiary on such date and (y) the fair market value of such Subsidiary on such date as determined (A) in good faith by the Board of Directors of such Subsidiary if such fair market value is determined to be less than $10 million and (B) by an investment banking firm of national standing with high yield underwriting expertise if such fair market value is determined to be in excess of $10 million.

      (d) Any Guaranty that is an Investment in a Non-Recourse Subsidiary shall cease to be deemed an Investment (and shall be deemed to have not been made) to the extent that the Guaranty is released without payment on the obligations so guarantied by the Issuer or any Subsidiary (other than a Non-Recourse Subsidiary).

Section 4.l0. Asset Sales.

      (a) The Issuer will not, and will not permit any of its Subsidiaries (other than a Non-Recourse Subsidiary) to, cause, make or suffer to exist any Asset Sale unless:

      (i) no Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

      (ii) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of each such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or equity securities sold or otherwise disposed of; and

      (iii) at least 90% of the consideration therefor received by the Issuer or such Subsidiary is in the form of cash; provided, however, that the amount of (x) any liabilities (as shown on the Issuer's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Subsidiary (other than liabilities that are by their terms subordinated to the Bonds or any Guaranty thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Issuer or any such Subsidiary from such transferee that are immediately converted by the Issuer or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

      (b) Within 360 days after any Asset Sale, the Issuer (or the Subsidiary, as the case may be) may reinvest or cause to be reinvested the Net Proceeds from such Asset Sale in another asset or business in a Gaming Related Business; provided that if any Collateral is sold and the Net Proceeds from such sale (either individually or when combined with the Excess Proceeds from sales of Collateral during such 360-day period) exceeds $3 million, then such Net Proceeds shall be held in a segregated account (which may, at the Issuer's option, be invested in Marketable Securities) which will be pledged to the Trustee as collateral agent to secure the Issuer's obligations under the Bonds or the Indenture or the obligations of the Guarantors under each of their respective Subsidiary Guaranties or the Indenture until such Net Proceeds are either reinvested or applied to redeem the Bonds as described below; provided further that if any Collateral is sold and the Net Proceeds from such Asset Sale is reinvested, such Net Proceeds shall only be reinvested in assets defined as Collateral under the Related Documents and the assets acquired by such reinvestment will be pledged to the Trustee to secure the Issuer's obligations under the Bonds or the Indenture or the obligations of the Guarantors under each of their respective Subsidiary Guaranties or the Indenture.

      (c) Any Net Proceeds from any Asset Sale that are not reinvested as provided in the preceding sentence constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million (the "Offer Amount"), the Issuer will make an offer (an "Asset Sale Offer") to (i) all Holders of Bonds to purchase the maximum principal amount of Bonds that may be purchased out of the Offer Amount or (ii) at the Issuer's option, make an Asset Sale Offer to redeem outstanding Bonds and Pari Passu Indebtedness on a pro ran basis in relation to the outstanding aggregate principal amount of such Indebtedness and the aggregate principal amount of the Bonds then outstanding, in each case at an offer price (the "Purchase Price") in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with Section
3.09. To the extent that the aggregate amount of Bonds rendered pursuant to an Asset Sale Offer to purchase is less than the Offer Amount, the Issuer may use such deficiency for general corporate purposes. If the aggregate principal amount of Bonds surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Bonds to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

      (d) Notwithstanding Section 4.10(c) but subject to Section 4.10(b), in the case of an Asset Sale involving an Event of Loss in excess of $10 million, the Issuer shall make an Asset Sale Offer to all Holders of Bonds to purchase the maximum principal amount of Bonds that may be purchased out of such Net Proceeds at the Purchase Price in accordance Section 3.09, provided that the Issuer may reinvest the Net Proceeds from such Asset Sale so long as (i) the Issuer delivers or causes to be delivered to the Trustee a written opinion from a reputable architect and an Officers' Certificate that an operating casino containing at least 80% of the slot machines and table games which existed immediately prior to the Event of Loss and such reinvestment will be completed within one year of such Asset Sale and (ii) the Net Proceeds from such Event of Loss is less than $200 million.

      (e) No later than 360 days after the closing of the Asset Sale, the issuer shall, if a Purchase Offer is required under this Section 4.10, notify the Trustee of such Purchase Offer in accordance with Sections 3.09 hereof and commence or cause to be commenced the Purchase Offer on a date no later than 10 Business Days after such notice (the "Commencement Date").

Section 4.11. Limitation on Transactions with Affiliates.

      (a) The Issuer will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or maintain any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

      (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person;

      (ii) with respect to any Affiliate Transaction with a Non-Recourse Subsidiary, which, either individually or when combined with all other Affiliate Transactions with Non-Recourse Subsidiaries during the past year, involves aggregate payments in excess of $1 million, a majority of the Board of Directors approves each such transaction;

      (iii) with respect to any Affiliate Transaction (other than with any Non-Recourse Subsidiary) involving aggregate payments in excess of $1 million, or with respect to any Affiliate Transaction with all Non-Recourse Subsidiaries, which, either individually or when combined with all other Affiliate Transactions with Non-Recourse Subsidiaries during the past year, involves aggregate payments in excess of $3 million, the Issuer delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that any such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the Board of Directors; and

      (iv) with respect to any Affiliate Transaction involving aggregate payments in excess of $10 million, the Issuer delivers to the Trustee an opinion as to the fairness to the Issuer or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with expertise in high yield debt offerings or in the case of a transaction involving the sale or transfer of assets subject to valuation, such as real estate, an appraisal by a nationally recognized appraisal firm.

      (b) Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions:

      (i) any employment agreement entered into by the Issuer or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Subsidiary;

      (ii) transactions between or among the Issuer and/or its wholly owned Subsidiaries (other than Non-Recourse Subsidiaries);

      (iii) payments made pursuant to the Tax Sharing Agreement;

      (iv)  transactions permitted by Section 4.09;

      (v) payments made by the Issuer pursuant to the indemnification agreement with its directors and officers in such director's or officer's capacity as a director or officer of the Issuer or a wholly owned Subsidiary (other than any Non-Recourse Subsidiary);

      (vi) the engagement of Vargas & Bartlett for legal services in connection with the business of the Issuer or its Subsidiaries; provided that the payment for such services do not exceed $1 million per fiscal year;

      (vii) loans to employees of the Issuer or any wholly owned Subsidiary (other than any Non-Recourse Subsidiary), other than relocation loans, in an amount not to exceed $500,000 outstanding at any one time;

     (viii) loans to employees of the Issuer or any wholly owned Subsidiary (other than any Non-Recourse Subsidiary) in an amount not to exceed $2 million in aggregate principal amount outstanding at any one time;

      (ix) transactions pursuant to any management agreement or trademark license agreement between the Issuer and any of its Subsidiaries; provided that such transactions do not involve any payment by the Issuer to any Subsidiary (other than to any wholly owned Subsidiary that is not a Non-Recourse Subsidiary);

      (x) the engagement of International Insurance Services, Ltd. for insurance adjustment services in the ordinary course of business of the Issuer or its Subsidiaries, provided that the payments for such services do not exceed $1 million per fiscal year; and

      (xi) the lease of a gift shop in the Atlantic City Showboat to Ocean 11, a sole proprietorship, provided that the payments for such lease do not exceed $1 million per fiscal year.

Section 4.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

      The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

      (i) pay dividends or make any other distributions to the Issuer or any of its Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits,

      (ii)  pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

      (iii) make loans or advances to the issuer or any of its Subsidiaries; or

      (iv) transfer any of its properties or assets to the Issuer or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reasons of (1) Existing Indebtedness as in effect on the Issue Date, (2) the Working Capital Credit Agreement as in effect as of the Issue Date, (3) this Indenture and the Bonds, (4) applicable law, (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Subsidiaries as in effect at the nine of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (6) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (7) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, (8) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (9) restrictions imposed on any Non-Recourse Subsidiary by any Non-Recourse Debt.

Section 4.13. Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder of Bonds shall have the right, in accordance with this Section 4.13 and Section 3.09 hereof, to require that the Issuer purchase all or any part of such Holder's Bonds at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued interest to the Purchase Date (the "Purchase Price")

      (b) No later than 5 days after a Change of Control, the Issuer shall notify the Trustee of such Change of Control and commence or cause to be commenced an offer to all Bondholders to purchase all outstanding Notes (the "Offer Amount") at the Purchase Price pursuant to the procedures set forth in
Section 3.09 hereof (the "Purchase Offer") on a date no later than 30 days after such Change in Control (the "Commencement Date").

Section 4.14. Additional Subsidiary Guaranties.

      If the Issuer or any of its Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions, any Collateral having a book value in excess of $5 million to any Subsidiary that is not a Guarantor, then such transferee or acquired Subsidiary shall execute a Subsidiary Guaranty and deliver an opinion of counsel, in accordance with the terms of this Indenture.

Section 4.15. Redemption of 11 3/8% Bonds.

      On the date hereof, the Issuer shall defease the indenture governing the 11 3/8% bonds by depositing with the trustee for the 11 3/8% bonds sufficient funds to pay all obligations with respect to the outstanding 11 3/8% Bonds. Within 10 days after the Issue Date, the Issuer will instruct the trustee for the 11 3/8% Bonds to send a notice of redemption to redeem all of the outstanding 11 3/8% Bonds issued by Ocean Showboat Finance Corporation on a date that is no later than 30 days after the date of such notice.

The Issuer shall cause the trustee for the 11 3/8% Bonds to redeem the 11 3/8% Bonds no later than such redemption date.

Section 4.16. Limitation on Business Activities of the Issuer and the Subsidiaries.

      The Issuer will not, and will not permit any Subsidiary to, engage in any business other than:

      (i) those necessary for, incident to, connected with or arising out of the gaming business (including developing and operating hotel casinos, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto); and

      (ii) such other businesses as the Issuer or its Subsidiaries are engaged in on the Issue Date. The Issuer or its Subsidiaries may not enter into any gaming jurisdictions in which the Issuer or its Subsidiary is not presently licensed if all of the Holders of Bonds will be required to be licensed, provided that this sentence shall not prohibit the Issuer or its Subsidiary from entering any jurisdiction that does not require the licensing or qualification of all of the Holders of the Bonds, but reserves the discretionary right to license or qualify any Holder of Bonds.

Section 4.17. Insurance.

      Until the Bonds have been paid in full, the Issuer shall, and shall cause its Subsidiaries, to maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and co-insurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty loss, workers' compensation and interruption of business insurance, and shall provide satisfactory evidence of such insurance to the Trustee prior to the anniversary or renewal date of each such policy, which certificate shall expressly state such expiration date for each policy listed. Notwithstanding the foregoing, customary insurance coverage for the purposes of this Indenture shall include the following:

      (i) workers' compensation insurance in full compliance with all applicable state and federal laws and regulations;

      (ii) property insurance protecting property, including, without limitation, the Las Vegas Showboat and the Atlantic City Showboat, against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in not less than 100% of actual replacement value and with a deductible no greater than $1,000,000 (as determined at each policy renewal based on the F.W. Dodge Building Index or some other nationally recognized means) of any improvements; and

      (iii) business interruption insurance for a period not less than 1 year, and in an amount based upon 100% of estimated continuing expenses and lost cash flow for the fiscal year with respect to which the insurance coverage is in effect less non-continuing expenses.

      All insurance under this provision shall name the Trustee as an additional insured or loss payee, as applicable. All such insurance shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Issuer after consultation with a reputable insurance broker.

Section 4.18. Investment Company Act.

      None of the Issuer, the Guarantors and their respective Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

Section 4.19. Related Documents.

      None of the Issuer, the Guarantors and their respective Subsidiaries will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Related Documents to the extent that such amendment, waiver, modification or action would have an adverse effect on the rights of the Trustee or the Bondholders (as provided in the Related Documents), provided that:

      (1) Collateral may be released or modified as expressly provided herein and in the Related Documents;

      (2) guaranties, Liens, and pledges may be released as expressly provided herein and in the Related Documents; and

      (3) this Indenture and any of the Related Documents may be otherwise amended, waived or modified pursuant to Article 9 hereof.

Section 4.20. Further Assurances.

      The Issuer and the Guarantors shall (and shall cause any of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Related Documents, (ii) to subject the Liens created by any of the Related Documents or any of the properties, rights or interests covered by any of the Related Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Issuer under the Related Documents or under any other instrument executed in connection therewith.

Section 4.21. Redesignation of Non-Recourse Subsidiary.

      Any Non-Recourse Subsidiary may be redesignated by the Issuer as a Subsidiary that is not a Non-Recourse Subsidiary, provided that at the time of such designation, after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a).

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01. Consolidation. Merger or Sale of Assets.

      (a) The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity (the "Surviving Entity") unless:

      (i) the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuer pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Bonds and this Indenture;

      (iii) immediately after such transaction no Default or Event of Default exists;

      (iv) the Issuer or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made
            (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);

      (v) such transactions would not require any Holder of Bonds to obtain a gaming license or be qualified under the laws of any applicable Gaming jurisdiction, provided that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions; and

      (vi) such transactions would not result in the loss of any qualification or any material license of the Issuer or its Subsidiaries necessary for any Gaming Related Business then operated by the Issuer or its Subsidiary.

      (b) The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture complies with this Indenture and the assumptions, if any, of the Related Documents are effective.

Section 5.02. Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof or of any Guarantor or any Subsidiary thereof, the Surviving Entity (including any entity surviving any Guarantor or any Subsidiaries thereof) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, any Guarantor or any Subsidiary thereof, as die case may be, under this Indenture with the same effect as if such successor Person has been named herein as the Issuer, any Guarantor or any Subsidiary thereof, as the case may be; provided, however, that the Surviving Entity (including any entity surviving any Guarantor or any Subsidiaries thereof) or acquiring corporation shall:

      (i) assume all of the obligations of the acquired Person under this Indenture, the Bonds, and, if applicable, the Related Documents;

      (ii) acquire and own and operate, directly or through wholly owned Subsidiaries, all or substantially all of the properties and assets then constituting the Las Vegas Showboat or the Atlantic City Showboat;

      (iii) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Permits to operate the Las Vegas Showboat or the Atlantic City Showboat substantially in the manner and scope operated prior to such transaction, which Gaming Permits are in full force and effect;

      (iv) comply fully with the provisions of Section 5.01 hereof (in the case of any Surviving Entity other than any entity surviving any Guarantor or any Subsidiaries thereof); and

      (v) the Issuer and the Guarantors, respectively, have delivered to the Trustee the Officers' Certificate and Opinion of Counsel required by this Indenture.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

      An "Event of Default" occurs if:

      (a) The Issuer or any Guarantor defaults in the payment of the principal of any Bond when the same becomes due and payable at maturity;

      (b) The Issuer or any Guarantor defaults in the payment of interest on any Bonds when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

      (c) The Issuer, any Guarantor or any Subsidiary thereof fails to observe or perform any covenant or agreement contained in Section 4.05, 4.06, 4.15 or 5.01;

      (d) The Issuer, any Guarantor or any Subsidiary thereof fails to observe or perform any covenant or agreement contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, and 4.13 required by any of them to be performed and the Default continues for a period of 30 days after the notice specified below;

      (e) The Issuer, any Guarantor or any Subsidiary thereof fails to observe or perform any other covenant or agreement contained in this Indenture or the Bonds, required by any of them to be performed and the Default continues for a period of 60 days after the notice specified below;

      (f) The Issuer, any Guarantor or any Subsidiary thereof defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary), or the payment of which is guarantied by the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary), whether such Indebtedness or guaranty now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness, (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

      (g) A final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer, any Guarantor, or any of their respective Subsidiaries (other than any Non-Recourse Subsidiary), and such remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000;

      (h) There is an event of default under any of the Related Documents (as defined in such Related Document);

      (i) Except as permitted by this Indenture, any Subsidiary Guaranty is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guaranty;

      (j) There has occurred any revocation, suspension or loss of any Gaming Permit required to operate the Las Vegas Showboat or the Atlantic City Showboat (other than any revocation, suspension or loss resulting from an Event of Loss) which results in the cessation of business at either the Las Vegas Showboat or the Atlantic City Showboat for a period of more than 90 consecutive days;

      (k) There has occurred an Event of Loss that results in the cessation of business at either the Las Vegas Showboat or the Atlantic City Showboat beyond such time period covered by business interruption insurance;

      (l) The Issuer, any Guarantor, or any Subsidiary thereof (other than a Non-Recourse Subsidiary) pursuant to or within the meaning of any Bankruptcy
Law:

      (i)   commences a voluntary case,

      (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

      (iv)  makes a general assignment for the benefit of its creditors, or

      (v) admits in writing its inability generally to pay its debts as the same become due;

      (m) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      (i) is for relief against the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary) in an involuntary case in which it is the debtor,

      (ii) appoints a Custodian of the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary) or for all or substantially all of the property of the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary), or

      (iii) orders the liquidation of the Issuer, any Guarantor or any Subsidiary thereof (other than a Non-Recourse Subsidiary) and the order or decree remains unstayed and in effect for 60 days;

      The term "Bankruptcy Law" means Title II, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      An Event of Default under clause (d) or (e) of this Section occurs when the Trustee or the Holders of at least 25% in principal amount of the then outstanding Bonds has notified the Issuer of the Default, and the Issuer or the Guarantor, as the case may be, fails to cure the Default or cause the Default to be cured within time period specified therein after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer or any Guarantor with the intention of avoiding payment of the premium which the Issuer would have had to pay if the Issuer then had elected to redeem the Bonds pursuant to paragraph 8 of the Bonds, an equivalent premium (or, in the event that the Issuer would not be permitted to redeem the Bonds pursuant to paragraph 8 of the Bonds, the premium payable on the first date thereafter on which such redemption would be permissible) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Bonds contained to the contrary notwithstanding

Section 6.02. Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses (l) and (m) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Issuer and the Guarantors, or the Bondholders of at least 25% in principal amount of the then outstanding Bonds by notice to the

Trustee, the Issuer and the Guarantors may declare the unpaid principal of and any accrual interest on all the Bonds to be immediately due and payable. For purposes of the preceding sentence, if a Default or Event of Default is cured prior to acceleration of the Boat, it shall no longer be deemed to be continuing. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (l) or (m) of
Section 6.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Bondholder. The Bondholders of a majority in principal amount of the then outstanding Bonds by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may, pursue any available remedy to collect the payment of principal or interest on the Bonds or to enforce the performance of any provision of the Bonds, the Subsidiary Guaranties or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Defaults.

      The Bondholders of a majority in principal amount of the then outstanding Bonds by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Bond. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

      The Bondholders of a majority in principal amount of the then outstanding Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Bondholders, or would subject the Trustee to personal liability.

Section 6.06. Limitation on Suits.

      A Bondholder may pursue a remedy with respect to this Indenture or the Bonds only if:

      (a) the Bondholder gives to the Trustee notice of a continuing Event of Default;

      (b) the Bondholders of at least 25% in principal amount of the then outstanding Bonds make a request to the Trustee to pursue the remedy;

      (c) such Bondholder or Bondholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

      (e) during such 60-day period the Bondholders of a majority in principal amount of the then outstanding Bonds do not give the Trustee a direction inconsistent with the request.

A Bondholder may not use this Indenture to prejudice the rights of another Bondholder or to obtain a preference or priority over another Bondholder.

Section 6.07. Rights of Bondholders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Bondholder of a Bond to receive payment of principal and interest on the Bond, on or after the respective due dates expressed in the Bond, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Bondholder, except that no Bondholder shall have the right to institute any such suit or take any action, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Lien of the Related Documents upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantors or any other obligor on the Bonds for the whole amount of principal and interest remaining unpaid on the Bonds and interest, to the extent lawful, on overdue principal and interest, in each case at the rate per annum borne by the Bonds as applicable, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due under Section 7.07 hereof), and the Bondholders allowed in any judicial proceedings relative to the Issuer, the Guarantors (or any other obligor upon the Bonds), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute it, and any Custodian in any such judicial proceedings is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order.

      First: to the Trustee for amounts due under Section 7.07 hereof;

      Second: to Bondholders for amounts due and unpaid on the Bonds for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal and interest, respectively; and

      Third: to the Issuer, the Guarantors or any other obligor on the Bonds, as their interests may appear or as a court of competent jurisdiction may direct.

      The Trustee may fix a record date and payment date for any payment to Bondholders.

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Bondholder pursuant to Section 6.07 hereof, or a suit by Bondholders of more than 10% in principal amount of the then outstanding Bonds.

Section 6.12. Management of the Existing Hotel Casinos.

      Notwithstanding any provision of this Article 6 to the contrary:

            (a) Following an Event of Default which permits the taking of possession of the trust property by the Trustee or the appointment of a receiver for the trust property or any part thereof pursuant to the Deed of Trust or the Mortgage Documents, on or after such taking of possession or such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Related Documents, subject to compliance with applicable law, to retain one or more experienced operators of hotels or casinos to manage or operate the Existing Hotel Casinos on behalf of the Bondholders, provided, however, that any operator shall, and the Bondholders shall, have all necessary legal qualifications, including all Gaming Permits, to manage or operate the Existing Hotel Casinos; and

            (b) No Bondholder shall have any right to take possession of, operate or manage all or any portion of the Existing Hotel Casinos, individually or as a member of a group, unless such Bondholder (i) shall have all necessary legal qualifications, including all Gaming Permits, to do so, (ii) shall otherwise be qualified to be retained to manage or operate the Existing Hotel Casinos and

      (iii) is retained by the Trustee or receiver to manage or operate the Existing Hotel Casinos, in the case of each of clauses (i), (ii) and
      (iii), pursuant to subsection (a) of this Section 6.12.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default;

      (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee other than those provided in the TIA.

      (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions which by any provision hereof are specifically furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (i)   This paragraph does not limit the effect of paragraph (b) of this
            Section 7.01

      (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

      (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Bondholders pursuant to this Indenture, unless such Bondholders or the Issuer shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

      (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Subsidiaries personally or by agent or attorney.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this indenture.

Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer, the Subsidiaries, or the Guarantors or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture, the Bonds or the Related Documents; it shall not be accountable for the Issuer's use of the proceeds from the Bonds; and it shall not be responsible for any statement of the Issuer in this Indenture or any statement in the Bonds other than its authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien arising out of the Related Documents or as to the title of the Subsidiaries thereto or as to the security afforded by the Deed of Trust or the Mortgage Documents.

      The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution, acknowledgement, or filing or refiling of this Indenture or the validity or sufficiency of the security provided hereunder or the perfection or continuation of perfection of such Security or in respect of the validity of the Bonds or the due execution or issuance thereof.

      The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

Section 7.05. Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Bondholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Bond (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Bondholders.

Section 7.06. Reports by Trustee.

      Within 60 days after the reporting date stated in Section 12.10 hereof, the Trustee shall mail to Bondholders a brief report dated as of such reporting date that complies with TIA ss. 313(a); provided, however, if no such event listed in TIA ss. 313(a) has occurred within the reporting period, no report need be transmitted. The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to Bondholders shall be filed with the SEC and each stock exchange on which the Bonds are listed, if any. The Issuer shall notify the Trustee when the Bonds are listed on any stock exchange.

      At the expense of the Issuer, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Bonds to any Gaming Authority when requested to do so by the Issuer.

      At the express direction of the Issuer and at the Issuer's expense, the Trustee will provide any Gaming Authority with:

      (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

      (ii) a list of all of the Holders promptly after the original issuance of the Bonds and periodically thereafter if the Issuer so directs;

      (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

      (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

      (v) notice of any transfer or assignment of rights under this Indenture or the Subsidiary Guaranties known to the Trustee within five Business Days thereof; and

      (vi) a copy of any amendment to the Bonds or this Indenture within five Business Days of the effectiveness thereof.

      To the extent requested by the Issuer and at the Issuer's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law,

Section 7.07. Compensation and Indemnity.

      The Issuer shall pay to the Trustee from time to time reasonable compensation for its services hereunder in accordance with the Trustees standard fees for such services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

      The Issuer shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending themselves against any claims or liability in connection with the exercise or performance of any of their powers or duties hereunder and the costs and expenses of any investigation by, or other proceedings before, any Gaming Authority. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith on the part of the Trustee.

      To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Bonds on all money or property held or collected by the Trustee in its capacity as trustee under this Indenture, except that held in trust to pay principal and interest on particular Bonds.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(l) or (m) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      The Trustee may resign and be discharged from the trust hereby by so notifying the Issuer. The Bondholders of a majority in principal amount of the then outstanding Bonds may remove the Trustee by so notifying the Trustee and the Issuer. A majority of the Holders of the Bonds may remove the Trustee if:

      (1) the Trustee fails to comply with Section 7.10 hereof;

      (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (3) a Custodian or public officer takes charge of the trustee or its property; or

      (4) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer, the Guarantors and any other obligor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Bondholders of a majority in principal amount of the then outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer, the Guarantors and any other obligor.

      If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, which approval, license or qualification shall be obtained upon the request of, and at the expense of, the Issuer unless the Trustee declines to do so, or, if the Trustee's relationship with any of the Subsidiaries may, in the Issuer's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Bondholders of at least 10% in principal amount of the then outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10 hereof, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Bondholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations and any other obligor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09. Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility, Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 12.10. The Trustee is subject to TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificate of interest or participation in other securities, of the Issuer or the Guarantors are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against the Issuer.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12. Co-Trustee.

      It is the purpose hereof that there shall be no violation of any law of any jurisdiction denying or restricting the right of banks or trust companies to transact business as trustee in such jurisdiction. It is recognized that in case of litigation hereunder or under the Related Documents and in particular in case of the enforcement of this Indenture or any of the Related Documents upon the occurrence of an Event of Default or an event of default under any of the Related Documents, it may be necessary that the Trustee appoint an additional bank or trust company as a separate Trustee or Co-Trustee. The following provisions of this Section are adopted to these ends.

      Upon the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to the trust estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in a separate Trustee or Co-Trustee appointed by the Trustee and every agreement and obligation necessary to the exercise thereof by such separate Trustee or Co-Trustee shall run to and be enforceable by either of them.

      Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to such Trustee such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer upon the written request of the Trustee. In case any separate Trustee or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

Section 8.01. Defeasance and Discharge of this Indenture and the Bonds.

      (a) When (i) the Issuer delivers to the Trustee all outstanding Bonds theretofore authenticated and issued (other than Bonds replaced pursuant to Section 2.07) for cancellation; or (ii) all outstanding Bonds have become due and payable and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Bonds, including interest thereon (other than Bonds replaced pursuant to Section 2.07 hereof), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Sections 8.01(c), 8.04 and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

      (b) Subject to Sections 8.01(c), 8.02 and 8.06 hereof, the Issuer at any time may terminate (i) all its obligations under the Bonds and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20 and 4.21
hereof and the operation of Sections 5.0l(a)(iv), 6.01(d), 6.01(e), and 6.01(f) hereof ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Issuer exercises its legal defeasance option, payment of the Bonds may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Bonds may not be accelerated because of the failure of the Issuer to comply with Section 4.02 or clause (iv) of Section 5.01(a) hereof.

      Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

      (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.04, 8.05 and
8.06 hereof and the Guarantors' or any Issuer's Subsidiary's obligation in
Section 11.01 shall survive until the Bonds have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07 and 8.04 and 8.05 hereof shall survive.

      (d) If the Issuer exercises its legal defeasance option or its covenant defeasance option in accordance with Section 8.02 hereof, then upon the request of the Issuer and after the effective time of such defeasance, the Trustee shall release all Collateral subject to a Lien held by the Trustee pursuant to the Related Documents (other than the security interest in the deposited U.S. Government Obligations).

Section 8.02. Conditions to Defeasance.

      The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

      (i) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay the principal of, premium, if any, and interest on the Bonds to redemption or maturity, as the case may be, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

      (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Bonds to maturity or redemption, as the case may be;

      (iii) since the Issuers irrevocable deposit provided for in clause (i) of this Section 8.02, the number of days (the "Delay Period") have passed that an Opinion of Counsel (such opinion shall have no material qualifications and be of an independent counsel acceptable to the Trustee) states to be necessary so that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and during the Delay Period no Default specified in Sections 6.01(l) and 6.01(m) hereof occurs which is continuing at the end of the Delay Period:

      (iv) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto:

      (v) the deposit does not constitute a default under any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

      (vi) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

      (vii) the issuer shall have delivered an Opinion of Counsel to the effect that the Bondholders shall have a perfected security interest under applicable law in the U.S. Government Obligations so deposited;

     (viii) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Bondholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

      (ix) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Bondholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

      (xi) the issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of Bonds as contemplated by this
            Article 8 have been complied with.

      Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of a Bond at a future date in accordance with
Article 3 hereof.

Section 8.03. Application of Trust Money.

      The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Bonds.

Section 8.04. Repayment to Issuer.

      The Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess money or securities held by them at any time.

      The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuer shall have first caused notice of such payment to the Issuer to be mailed to each Bondholder entitled thereto no less than 30 days prior to such payment. After payment to the Issuer, Bondholders entitled to the money must look to the Issuer or the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 8.05. Indemnity for Government Obligations.

      The Issuer or the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement.

      If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 hereof by reason of any legal proceeding or any order or judgment of any court or governmental authority (other than any order of any Gaming Authority restricting the payment of such money to any particular Bondholder) enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantors' obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 hereof; provided, however, that if the Issuer or the Guarantors make any payment of interest on or principal of any Bond following the reinstatement of its obligations, the Issuer or the Guarantors shall be subrogated to the rights of the Bondholders of such Bonds to receive such payment from the money or the U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

Section 9.01. Without the Consent of Bondholders.

      (a) In addition to those amendments and modifications permitted by Section 4.19, without the consent of any Holder of the Bonds, the Issuer, any Guarantor, any other guarantor or obligor on the

Bonds and the Trustee may amend or supplement this Indenture, the Bonds, any Related Document, or any document the form of which is set forth as an Exhibit to this Indenture:

      (i)   to cure any ambiguity, defect or inconsistency;

      (ii) to provide for uncertificated Bonds in addition to or in place of certificated Bonds;

      (iii) to provide for the assumption of the Issuer's or any Guarantor's obligations as provided in this Indenture;

      (iv) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

      (v) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 10.04 hereof;

      (vi) to provide an additional Collateral for the benefit of the Bondholders;

      (vii) to make any change that would not provide any additional rights under this Indenture or that does not adversely affect the legal rights under this Indenture of any Holder of the Bonds.

Section 9.02. With Consent of Bondholders.

      (a) Subject to Section 6.07 hereof, the Issuer, the Guarantors and the Trustee may amend this Indenture, the Bonds, any Related Document or any document the form of which is an Exhibit to this Indenture with the written consent of the Bondholders of at least a majority in principal amount of the then outstanding Bonds (including consents obtained in connection with a tender offer or exchange offer for Bonds). Subject to Sections 6.04 and 6.07 hereof (other than a continuing Default or Event of Default in the payment of principal of or interest on any Bonds), the Bondholders of a majority in principal amount of the Bonds then outstanding (including consents obtained in connection with a tender offer or exchange offer for Bonds) may also waive compliance in a particular instance by the Issuer or the Guarantors with any provision of this Indenture, the Bonds, any Related Document or any document the form of which is an Exhibit to this Indenture.

      However, without the consent of each Bondholder affected, an amendment or waiver under this Section 9.02 may not:

      (i) reduce the principal amount of Bonds whose Holders are necessary to consent to an amendment of this Indenture;

      (ii) reduce the principal of or change the Stated Maturity of any Bond or alter the redemption provisions with respect thereto;

      (iii) reduce the rate of or change the time for payment of interest on any Bond;

      (iv) waive a Default in the payment of principal or interest on any Bonds (except a revision of acceleration of the Bonds by the Holders of at least a majority in aggregate principal amount of the Bonds and a waiver of the payment default that resulted from such acceleration);

      (v)   make any Bond payable in money other than that stated in the Bonds;

      (vi) make any change to Section 6.04 or 6.07 hereof or this sentence of this Section 9.02;

      (vii) waive a redemption payment with respect to any Bond; and

     (viii) directly or indirectly release Liens on all or substantially all of either the Atlantic City Showboat or the Las Vegas Showboat securing the obligations under the Indenture, the Bonds or any Subsidiary Guaranty thereof or directly or indirectly release the Lien on all or substantially all of the Collateral securing the obligation under the Indenture, the Bonds or any Subsidiary Guaranty thereof.

      (b) Any amendment or waiver shall be effective upon receipt by the Trustee of an Officers' Certificate and Opinion of Counsel from the Issuer that such amendment or waiver has been authorized by the Issuer and that the consent of the majority of an aggregate principal amount of the Bonds has been obtained, unless such consents specify that they shall become effective at a later date, in which case such amendment or waiver shall become effective in the terms of such consent.

      (c) After an amendment or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Bondholders a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

      (d) It shall not be necessary for the consent of the Bondholders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03. Consideration for Consent.

      Neither the issuer nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Bonds for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Bonds unless such consideration is offered to be paid or agreed to be paid to all Holders of the Bonds that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 9.04. Compliance with Trust Indenture Act.

      Every amendment to this Indenture or the Bonds shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.05. Revocation and Effect of Consents.

      Until an amendment or waiver becomes effective, a consent to it by a Bondholder is a continuing consent by the Bondholder and every subsequent Holder of a Bond or portion of a Bond that evidences the same Indebtedness as the consenting Bondholder's Bond, even if notation of the consent is not made on any Bond. However, any such Bondholder or subsequent Bondholder may revoke the consent as to his Bond or portion of a Bond if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Bondholders of the requisite principal amount of Bonds have consented to the amendment or waiver.

      The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Bondholders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Bondholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Bondholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Bondholders of the principal amount of Bonds required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment, supplement or waiver becomes effective it shall bind every Bondholder, unless it is of the type described in any of clauses (a) through (d) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind each Bondholder of a Bond who has consented to it and every subsequent Bondholder of a Bond that evidences the same Indebtedness as the consenting Bondholder's Bond; provided that any such waiver shall not impair or affect the right of any Bondholder to receive payment of principal of and interest on a Bond, on or after the respective due dates expressed in such Bond, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Bondholder.

Section 9.06. Notation on or Exchange of Bonds.

      The Trustee may place an appropriate notation about an amendment or waiver on any Bond thereafter authenticated. The Issuer in exchange for all Bonds may issue and the Trustee shall authenticate new Bonds that reflect the amendment or waiver.

Section 9.07. Trustee Protected.

      The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. An Opinion of Counsel and an Officers' Certificate shall be furnished to the Trustee stating that such supplemental indenture is permitted hereunder and all conditions precedent have been complied with.

                                   ARTICLE 10

                                    SECURITY

Section 10.01. Security.

      The Bonds will be secured by (i) the Deed of Trust executed by the Issuer in favor of the Trustee creating a first priority Lien on the Las Vegas Showboat (including, without limitation, its fee and leasehold interests as well as interests in all furniture, furnishings, fixtures, equipment and other personal property, which are not subject to any Lien permitted to be granted under
Section 4.07 in favor of any third party lender providing financing for the acquisition or the lease thereof), (ii) the pledge of all of the outstanding shares of Capital Stock of OSI and the Intercompany Note pursuant to the Issuer Pledge Agreement, (iii) the pledge of the Issuer's trademarks, tradenames and other related rights pursuant to the Trademark Security Agreement, and (iv) the assignment to the Trustee of all of the Issuer's rights under the collateral securing the Intercompany Note pursuant to the Issuer Collateral Assignment. The obligations of ACSI under the ACSI Guaranty and the Intercompany Note will be secured by the Mortgage Documents and the Assignments of Leases and Rents executed by ACSI in favor of the Trustee (in the case of the ACSI Guaranty) and the Issuer (in the case of the Intercompany
Note) creating a first priority Lien on the Atlantic City Showboat (including, without limitation, its fee and leasehold interests as well as interests in all furniture, furnishings, fixtures, equipment and other personal property, which are not subject to any Lien permitted to be granted under Section 4.07 in favor of any third party lender providing financing for the acquisition or the lease thereof). Such Lien will be subject and subordinate to the lessor's rights under the lease and its fee interest in the premises. The obligations of OSI under the OSI Guaranty will be secured by a pledge of all shares of Capital Stock of ACSI to the Trustee, as collateral agent, pursuant the Guarantor Pledge Agreement. SBOC's obligations under the SBOC Guaranty will be secured by a pledge of all of its interest in all furnishings, furniture, fixtures, equipment and other personal property used in connection with the Las Vegas Showboat which are not subject to any Lien permitted to be granted under Section 4.07 in favor of any third party lender providing financing for the acquisition or the lease thereof pursuant to the Guarantor Pledge Agreement. The Related Documents will secure the payment and performance when due of all of the obligations of the Issuer under this Indenture and the Bonds as provided in the Related Documents.

Section 10.02. Recording, etc.

      The Guarantors and the Issuer will cause the applicable Related Documents including the Deed of Trust, the Mortgage Documents, and any financing statement, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien of the Trustee securing (for the ratable benefit of the Bondholders) the Bonds or the Subsidiary Guaranties and to effectuate and preserve the security of the Bondholders and all rights of the Trustee.

      The Issuer, the Guarantors and any other obligor shall furnish to the
Trustee:

      (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture, the Deed of Trust, the Mortgage Documents, and applicable Related Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Related Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Related Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Bondholders and the Trustee hereunder and under the Related Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Related Documents effective as intended by such Related Documents; and

      (b) within 30 days after January 1 in each year beginning with the year 1994, an Opinion of Counsel, dated as of such date, either (i) Stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Related Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Related Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

Section 10.03. Protection of the Trust Estate.

      The Trustee shall have the power to enforce the obligations of the Guarantors, the Issuer or any Subsidiary under this Indenture or the Related Documents, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Related Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Bondholders or the Trustee, to the extent permitted thereunder. Upon receipt of notice that the Issuer or ACSI is not in compliance with any of the requirements of the Deed of Trust or the Mortgage Documents, with respect to maintenance of insurance. the Trustee may, but shall have no obligation to purchase, at the Issuer's expense, such insurance coverage necessary to comply with the appropriate section of the respective Related Documents.

Section 10.04. Release of Lien.

      (a) Collateral may be released from the Lien and security interest created by this Indenture and the Related Documents at any time or from time to time in accordance with the provisions of the Related Documents and as provided hereby.

      (b) Upon the request of the Issuer pursuant to an Officers' Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met (and at the sole cost and expense of the Issuer) and upon the satisfaction of such conditions precedent hereunder, the Trustee, must release
(i) Collateral which is the subject of an Asset Sale, provided that the Net Proceeds from such Asset Sale are applied in accordance with Section 4.10 hereof, (ii) Collateral which may be released with the consent of the Bondholders pursuant to Article 8 hereof, and (iii) all Collateral (except as provided in Article 8 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof.

      (c) Upon receipt of such Officers' Certificate, the Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Related Documents.

      (d) The release of any Collateral from the terms of this Indenture and the Related Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuer, the Guarantors and any other obligor shall cause TIA. ss. 314(d) relating to the release of property from the Lien arising out of the Related Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the issuer or the Guarantors, provided, however, that to the extent required by TIA ss. 314(d), any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in TIA ss. 314(d)), who is not an Affiliate of the Issuer or the Guarantors.

      Whenever Collateral is to be released pursuant to this Section 10.04, the Trustee will execute any reasonable document or termination statement necessary to release the Lien of this Indenture and Related Documents.

                                   ARTICLE 11

                              SUBSIDIARY GUARANTIES

Section 11.01. Subsidiary Guaranties.

      Subject to the provisions of this Article 11, the Guarantors hereby unconditionally guaranty (such guaranty being the "Subsidiary Guaranties") to each Bondholder of a Bond authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this indenture, the Bonds or the obligations of the Issuer under this Indenture or the Bonds, that: (i), the principal of and interest on the Bonds will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Bonds and all other obligations of the Issuer to the Bondholders or the Trustee under this Indenture, the Related Documents, or the Bonds will be promptly paid in full or performed, all in accordance with the terms of this Indenture, the Related Documents, and the Bonds; (ii) in case of any extension of time of payment or renewal of any Bonds or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and
(iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Bondholder in enforcing any rights under the Subsidiary Guaranties. Failing payment when due of any amount so guarantied for whatever reason, the Guarantors will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. The Guarantors agree that this is a guaranty of payment and not a guaranty of collection.

      The Guarantors hereby agree that their obligations with regard to the Subsidiary Guaranties shall be unconditional, irrespective of the validity, regularity or enforceability of the Bonds, the Related Documents, or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon the Collateral, the recovery of any judgment against the Issuer or any other obligor on the Bonds, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Except as otherwise provided by Nevada Revised Statutes Sections 40.495(I) and (3), and to the extent permitted by applicable law, the Guarantors further waive and relinquish all claims, rights and remedies accorded by applicable law, to guarantors and agree not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require the Trustee, the Bondholders or the Issuer (each, a "Benefitted Party") to proceed against the Issuer, the Subsidiaries, or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) the defense of the


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

statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation hereby guarantied; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (d) appraisal, valuation, stay, extension, marshalling of assets, redemption, exemptions, demand, presentment, protest and (except as provided in Nevada Revised Statutes Sections 107.095 concerning mandatory notices to "persons with an interest in real property) notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the issuer, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Issuer or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligation or evidence of indebtedness held by a Benefitted Party as collateral or in connection with any obligations the performance of which are hereby guarantied; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed by non-judicial rather than judicial foreclosure which destroys or otherwise impairs the subrogation rights of the Guarantors, the right of the Guarantors to proceed against the Issuer or any other Person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefitted Party to disclose to the Guarantors any facts a Benefitted Party may now or hereafter know about the Issuer or any other Person, regardless of whether a Benefitted Party has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume, or has reason to believe that such facts are unknown to the Guarantors, or has a reasonable opportunity to communicate such facts to the Guarantors, since the Guarantors acknowledge that the Guarantors are fully responsible for being and keeping informed of the financial condition of the Issuer or any other Person and of all circumstances bearing on the risk of non-payment of any obligations hereby guarantied (h) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (i) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (j) except as may otherwise be required by the provisions of Nevada Revised Statutes Sections 40.475 and 40.485 concerning flail and partial satisfaction of Indebtedness, which may only be waived after default, any claim or other rights which the Guarantors may now or hereafter acquire against the Issuer or any other Person that arise from the existence or performance of the Guarantors' obligations under these Guaranties or the Intercompany Note, the Mortgage Document in favor of the issuer and the Assignment of Lease and Rents in favor of the Issuer, including, without limitation. (x) any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or (y) any right to participate in any claim or remedy by a Benefitted Parry against the Issuer or, any collateral which a Benefitted Party now has or hereafter acquires, in each case, whether or not such claim, remedy or right arises in equity or under contract, stature or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Issuer or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which the Guarantors may acquire by way of contribution under these Guaranties or the Intercompany Note, the Mortgage Document in favor of the Issuer and the Assignment of Leases and Rents in favor of the Issuer, by any payment made hereunder or otherwise. including without limitation, the right to take or receive from any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights; and (I) any action or defense that pertains to a release of Collateral or any defect in title, perfection or priority of Liens with respect to the Collateral. Without limiting the generality of the foregoing, pursuant to Nevada Revised Statutes Section 40.495(2), the Guarantors hereby expressly waive any and all benefits which might otherwise be available to the Guarantors under the Nevada one-action


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

rule set forth in Nevada Revised Statute Section 40.430. The Guarantors hereby covenant that the Subsidiary Guaranties will not be discharged except by complete performance of the obligations contained in these Subsidiary Guaranties and this Indenture.

      If any Bondholder or the Trustee is requital by any court or otherwise to return to either the Issuer or the Guarantors, or any Custodian, trustee, or similar official acting in relation to either the Issuer or the Guarantors. any amount paid by the Issuer or the Guarantors to the Trustee or such Bondholder, these Subsidiary Guaranties, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantors agree that they will not be entitled to any right of subrogation in relation to the Bondholders in respect of any obligations guarantied hereby until payment in full of all obligations guarantied hereby.

      The Guarantors further agree that, as between the Guarantors. on the one hand, and the Bondholders and the Trustee, on the other hand, (i) the maturity of the obligations guarantied hereby may be accelerated as provided in Section
6.02 hereof for the purposes of these Subsidiary Guaranties, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer or any other obligor on the Bonds of the obligations guarantied hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of these Subsidiary Guaranties.

Section 11.02. Limitation of Guarantor's Liability.

      Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guaranty by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guaranties To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guaranty under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (Contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in resect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guaranties, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy. reorganization or other similar proceeding of the Issuer or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Issuer shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 11.03. Execution and Delivery of Subsidiary Guaranties.

      To evidence the Subsidiary Guaranties set forth in Section 11.01 hereof, the Guarantors agree that a notation of the Subsidiary Guaranties substantially in the form included in Exhibit D shall be endorsed on each Bond authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the Chairman of the Board, the President or one of the Vice Presidents of the Guarantors, under a facsimile of its seal reproduced on this Indenture and arrested to by an Officer other than the Officer executing this Indenture.


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

      The Guarantors agree that the Subsidiary Guaranties set forth in this
Article 11 will remain in full force and effect and apply to all the Bonds notwithstanding any failure to endorse on each Bond a notation of the Subsidiary Guaranties.

      If an Officer whose facsimile signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond on which the Subsidiary Guaranties is endorsed, the Subsidiary Guaranties shall be valid nevertheless.

      The delivery of any Bond by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranties set forth in this Indenture on behalf of the Guarantors

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA. the required provision shall control.

Section 12.02. Notices.

      Any notice or communication by the Issuer, the Guarantors or the Trustee to the other parties hereto is duly given if in writing and delivered in Person or mailed by first-class mail to such parry's address stated in Section 12.10 hereof. The Issuer, the Guarantors or the Trustee by notice to any other party hereto may designate additional or different addresses for subsequent notices or communications

      Any notice or communication to a Bondholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar Failure to mail a notice or communication to a Bondholder or any defect in it shall not affect its sufficiency with respect to other Bondholders.

      Except for a notice to the Trustee, which is deemed to be given only when received, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or nor the addressee receives it.

      If the Issuer or the Guarantors mails a notice or communication to Bondholders, it shall mail a copy to the Trustee, and each Agent at the same time.

      All other notices or communications shall be in writing.

Section 12.03. Communication by Bondholders with Other Bondholders.

      Bondholders may communicate pursuant to TIA ss. 312(b) with other Bondholders with respect to their rights under this Indenture or the Bonds. The Issuer, the Guarantors. the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 3 12(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuer or the Guarantors to the Trustee to take any action under this Indenture, the Issuer or the Guarantors shall furnish to the Trustee at the request of the Trustee;

      (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition:

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous, and provided further, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

Section 12.06. Rules by Trustee, the Registrar and Paying Agents.

      The Trustee may make reasonable rules for action by or a meeting of Bondholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. Legal Holidays.

      A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday. and no interest shall accrue for the intervening period.

Section 12.08 No Recourse Against Others.

      A director, officer, employee or shareholder, as such of any of the Issuer or the Guarantors shall not have any liability for any obligations of the Issuer or the Guarantors under the Bonds or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

Section 12.09. Counterparts.

      This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10. Variable Provisions.

      The Issuer initially appoints the Trustee as Paying Agent and Registrar. The Trustee will initially act as Authenticating Agent.

      The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1993.

      The reporting date for Section 7.06 hereof is May 15 of each year. The first reporting date is May 15, 1994.

      The Trustee or, in the case of a corporation included in a bank holding company system acting as Trustee, the related bank holding company, shall, always have a combined capital and surplus of at least 525,000,000 as set forth in its most recent published annual report of condition.

      The Issuer's address:

            Showboat, Inc.
            2800 Fremont Street
            Las Vegas, Nevada 89104

      The Guarantors's address is:

            Ocean Showboat, Inc.
            801 Boardwalk
            P.O. Box 840
            Atlantic City, New Jersey 08404

            Atlantic City Showboat, Inc.
            801 Boardwalk
            P.O. Box 840
            Atlantic City, New Jersey 08404


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

            Showboat Operating Company
            2800 Fremont Street
            Las Vegas, Nevada 89104

      The Trustees address is:

            IBJ Schroder Bank & Trust Company
            One State Street
            New York, New York 10004
            Attention: Corporate Trust and Agencies Administration

Section 12.11. Governing Law.

      The internal laws of the State of New York shall govern this Indenture, the Bonds and the Subsidiary Guaranties, without regard to the conflicts of laws rules thereof. Each of the Issuer and the Guarantors hereby irrevocably submits to the jurisdiction of any New York State court sitting in the First Judicial Department in respect of any suit, action or proceeding arising out of or in relation to this Indenture or the Subsidiary Guaranties if such suit, action or proceeding is commenced by the Trustee or the Bondholders in such jurisdiction or if the Issuer or any of the Guarantors commences any such suit, action or proceeding, and each of the Issuer and the Guarantors irrevocably agrees that all claims in respect of any such suit, action or proceeding commenced in such jurisdiction by such parties may be heard and determined in any such court. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The two immediately preceding sentences shall not be read to prohibit the Trustee or the Bondholders from commencing any action in any other jurisdiction which the Trustee or the Bondholders, as the case may be, may deem appropriate.

Section 12.12. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary except as expressly stated herein. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13. Successors.

      All agreements of the Issuer in this Indenture and the Bonds shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.14. Severability.

      In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15. Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16. Benefits of Indenture.

      Nothing in this Indenture or the Bonds, express or implied, shall give to any Person, other than the panics hereto and there successors hereunder, and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.17. Amendment to Related Documents.

      Unless the context otherwise requires, any reference to any of the Related Documents or any document the form of which is set forth as an Exhibit hereto shall be deemed to be a reference to such Related Document or other document as it may be amended, supplemented or modified from time to time as permitted by this Indenture.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                 SHOWBOAT, INC.


                                 By: /s/ Leann Schneider
                                    --------------------------------------
                                    Name: Leann Schneider
                                    Title: V.P. Finance & CFO

                                 IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                                 By: /s/ Barbara McCluskey
                                    --------------------------------------
                                    Name: Barbara McCluskey
                                    Title: Asst. V.P.

                                 Guarantor:

                                 OCEAN SHOWBOAT, INC.


                                 By: /s/ Mark Miller
                                    --------------------------------------
                                    Name: Mark Miller
                                    Title: V.P. Finance

                                 Guarantor:

                                 ATLANTIC CITY SHOWBOAT, INC.


                                 By: /s/ Mark Miller
                                    --------------------------------------
                                    Name: Mark Miller
                                    Title: V.P. Finance & CFO

                                 Guarantor:

                                 SHOWBOAT OPERATING COMPANY


                                 By: /s/ Leann Schneider
                                    --------------------------------------
                                    Name: Leann Schneider
                                    Title: V.P. Finance & CFO

SHOWBOAT, INC.

STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 12th day of May, 1993, within my jurisdiction, the within named Leann Schneider who acknowledged that she is V.P. Finance, CFO of Showboat, Inc., a Nevada corporation, and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                       /s/ Ann K. Mallari
                                       ----------------------------
                                       NOTARY PUBLIC

My Commission expires:
                                                          ANN K. MALLARI
                                                Notary Public, State of New York
                                                           No. 4936031
                                                  Qualified in New York County
                                                Commission Expires July 5, 1995
-------------------------------------
(Affix official seal, if applicable)

IBJ SCHRODER BANK & TRUST COMPANY

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF NEW YORK   )

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 12th day of May, 1993, within my jurisdiction, the within named Barbara McCluskey, who acknowledged that she is Assistant Vice President of IBJ Schroder Bank & Trust Company, and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                  /s/ Ann K. Mallari
                                  ------------------------------------
                                  NOTARY PUBLIC

My Commission expires:
                                                          ANN K. MALLARI
                                                Notary Public, State of New York
                                                           No. 4936031
                                                  Qualified in New York County
                                                Commission Expires July 5, 1995
------------------------------------
(Affix official seal, if applicable)

OCEAN SHOWBOAT, INC.:

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 17th day of May, 1993, within my jurisdiction, the within named Mark Miller who acknowledged that he is V.P. Finance of Ocean Showboat, Inc., a New Jersey corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing Instrument, after first having been duly authorized by said corporation so to do.


                                  /s/ Ann K. Mallari
                                  ------------------------------------
                                  NOTARY PUBLIC

My Commission expires:


------------------------------------
(Affix official seal, if applicable)



ATLANTIC CITY SHOWBOAT, INC.:

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

      Personally appeared before me, the undersigned authority in and for the said county and state, on this 17th day of May, 1993, within my jurisdiction, the within named Mark Miller who acknowledged that he is V.P. Finance, CFO Atlantic City Showboat, Inc., a New Jersey corporation, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                  /s/ Ann K. Mallari
                                  ------------------------------------
                                  NOTARY PUBLIC

My Commission expires:
                                                          ANN K. MALLARI
                                                Notary Public, State of New York
                                                           No. 4936031
                                                  Qualified in New York County
                                                Commission Expires July 5, 1995
------------------------------------
(Affix official seal, if applicable)

SHOWBOAT OPERATING COMPANY

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

      Personally appeared before me, the undersigned authority in and for the said county and state, on this, [illegible] day of May, 1993, within my jurisdiction, the within named Leann Schroeder who acknowledged that she is V.
P. Finance, CFO of Showboat Operating Company, a Nevada corporation, and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing Instrument, after first having been duly authorized by said corporation so to do.


                                  /s/ Ann K. Mallari
                                  ------------------------------------
                                  NOTARY PUBLIC

My Commission expires:
                                                          ANN K. MALLARI
                                                Notary Public, State of New York
                                                           No. 4936031
                                                  Qualified in New York County
                                                Commission Expires July 5, 1995
------------------------------------
(Affix official seal, if applicable)

                                   EXHIBIT C
                         (Face of First Mortgage Bond)

No._________                                                          $_________

                                                           Cusip No. 825390 AB 3

                           9 1/4% FIRST MORTGAGE BOND
                                DUE MAY 1, 2008

                                 SHOWBOAT, INC.

promises to pay to

or registered assigns, the principal sum of_______ Dollars on May 1, 2008.

Interest Payment Dares: May 1 and November 1
Record Dates: April 15 and October 15

      Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, Showboat, Inc. has caused this Bond to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        Dated: May 18, 1992

                                        SHOWBOAT, INC.


                                        By
                                          ----------------------


                                        By
                                          ----------------------
                                              (SEAL)

TRUSTEES CERTIFICATE
OF AUTHENTICATION

This is one of the 9 1/4% First Mortgage
Bonds due May 1, 2008 described in
the within-mentioned Indenture.

IBJ Schroder Bank & Trust Company,
  as Trustee


By
  ----------------------
    Authorized Signature

                          (Back of First Mortgage Bond)

                                 SHOWBOAT, INC.

                   9 1/4% First Mortgage Bond Due May 1, 2008

      1. Interest. SHOWBOAT, INC., a Nevada corporation ("Showboat"), promises to pay interest on the principal amount of this 9 1/4% First Mortgage Bond due May 1, 2008 (the "Bond") at the rate per annum shown above. Showboat will pay interest semi-annually on May 1 and November 1 of each year, commencing November 1, 1993. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 18, 1993. To the extent lawful, Showboat shall pay interest on overdue principal and premium, if any, and on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest specified in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payments. Showboat will pay interest on the Bonds (except defaulted interest) to the persons who are registered holders of Bonds at the close of business on the record date for the next interest payment date even though Bonds are cancelled after the record date and on or before the interest payment date. Bondholders must surrender Bonds to a Paying Agent to collect principal payments. Showboat will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Showboat, however, may pay principal and interest by check payable in such money, which shall be mailed to a holder's registered address.

      3. Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. Showboat may change any Paying Agent, Registrar or co-registrar upon thirty (30) days notice to the Trustee without prior notice to any Bondholder. Showboat may act in any such capacity.

      4. Indenture. Showboat issued the Bonds under an Indenture dated as of May 18, 1993 (the "Indenture") among Showboat, Ocean Showboat, Inc., a New Jersey corporation ("OSI"), Atlantic City Showboat Inc., a New Jersey corporation ("ASCI"), and Showboat Operating Company, a Nevada corporation ("SBOC"), as guarantors (the "Guarantors"), and IBJ Schroder Bank & Trust Company, as Trustee. The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Bonds are subject to, and qualified by, all such terms, certain of which are summarized herein, and Bondholders are referred to the Indenture and such Act for a statement of such terms. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Indenture. The Bonds are secured general obligations of Showboat, collateralized by a lien on the security as described in Section 10.01 of the Indenture. The Bonds are limited to $275,000,000 in aggregate principal amount.

      5. Optional Redemption. Showboat may redeem the Bonds, in whole or in part, at redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning May 1 of the years indicted below. The Bonds may not be so redeemed before May 1, 2000.

                  Year                          Percentage
                  ----                          ----------

                  2000 ......................   102.775%
                  2001 ......................   101.850%
                  2002 ......................   100.925%
                  2003 and thereafter .......   100.000%

      6. Notice of Redemption. Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Bondholder of the Bonds to be redeemed at his address of record. The Bonds in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Bonds, the Bonds will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest cease to accrue on the Bonds or portions of them called for redemption.

      If this Bond is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Bond is registered a the close of business on such record date.

      7. Transfer Required by the Gaming Authorities. Notwithstanding the foregoing, each Bondholder by accepting a Bond agrees that if any Gaming Authority requires that the Bondholder or beneficial owner of a Bond must be licensed, qualified or found suitable under the Gaming Control Acts or other applicable laws, and such Bondholder or beneficial owner fails to apply for a license) qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority, or if such Bondholder or such beneficial owner is nor so licensed, qualified or found suitable, Showboat shall have the right, at its option, (i) to require such Bondholder or beneficial owner to dispose of such Bondholder's or beneficial owner's Bonds within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to call for the redemption of the Bonds of such Bondholder or beneficial owner at the lesser of the principal amount thereof or the price at which such Bondholder or beneficial owner acquired the Bonds, together with, in either ease, accrued interest to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority Showboat shall notify the Trustee in writing of any such redemption as soon as practicable. The Bondholder or beneficial owner applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such finding of suitability.

      8. Denominations, Transfer, Exchange. The Bonds arc in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Bonds may be registered, and Bonds may be exchanged, as provided in the Indenture. The Registrar may require a Bondholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or resister the transfer of any Bond or portion of a Bond selected for redemption (except the unredeemed portion of any Bond being redeemed in part). Also, it need not exchange or register the transfer of any Bond for a period of 15 days before a selection of Bond to be redeemed.

      9. Persons Deemed Owners. The registered Bondholder of a Bond may be treated as its owner for all purposes.

      10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to Showboat at its written request. After that, Bondholders of Bonds entitled to the money must look to Showboat for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      11. Defaults and Remedies. The Bonds shall have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to Showboat and the Guarantors or the Bondholders of at least 25% in aggregate principal amount of the then outstanding Bonds by notice to Showboat, the Guarantors, and the Trustee may declare all unpaid principal and interest accrual on the Bonds to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Bonds shall become due and payable immediately without further action or notice. The Bondholders of a majority in principal amount of the Bonds then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Subject to certain limitations, Bondholders of a majority in principal amount of the then outstanding Bonds issued under the Indenture may direct the Trustee in its exercise of any trust or power. Showboat, the Guarantors and their respective Subsidiaries must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

      12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Bonds may be amended with the consent of the Bondholders of at least a majority in principal amount of the then outstanding Bonds (including consents obtained in connection with a tender offer or exchange offer for Bonds), and any existing default may be waived with the consent of the Bondholders of a majority in principal amounts of the then outstanding Bonds. Without the consent of any Bondholder, the Indenture or the Bonds may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of Showboat's or the Guarantors' obligations to Bondholders or to make any change that does not adversely affect the rights of any Bondholder.

      13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of Showboat and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of Capital Stock, merge or consolidate with or into any other person or sell, lose, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, and engage in certain transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions.

      14. Guaranties. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) on the Bonds is unconditionally guarantied by the Guarantors pursuant to Article 11 of the Indenture.

      15. Security. The performance of the obligations of Showboat under the Bonds shall be secured by the Deed of Trust representing a first priority lien on the Las Vegas Showboat, a pledge of all of the outstanding shares of Capital Stock of OSI and the Intercompany Note issued by ACSI in favor of Showboat, a pledge of Showboat's trademarks, tradenames and other related rights, and an assignment to the Trustee of all of Showboat's rights under the collateral securing the Intercompany Note. Showboat's obligations under the Bonds and the Indenture will be unconditionally guarantied by each of ACSI, OSI and SBOC. ACSI's obligations under its guaranty and the Intercompany Note shall be secured by the Mortgage Documents and the Assignments of Leases and Rents representing a first priority lien on the Atlantic City Showboat. OSI's obligations under its guaranty shall be secured by a pledge of all of the outstanding shares of Capital Stock of ACSI. SBOC's obligations under its guaranty shall be secured by a pledge of all of its interest in all furniture, furnishings, fixtures, machinery, equipment and other personal property used in connection with the Las Vegas Showboat which are not subject to any lien permitted to be granted under Section 4.07 of the Indenture in favor of any third party lender providing financing for the acquisition or the lease thereof.

      16. Trustee Dealings with Showboat. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Bonds and may otherwise deal with Showboat, the Guarantors or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture. Any Agent may do the same with like rights.

      17. No Recourse Against Others. A director, officer, employee or stockholder, as such, of Showboat, or the Guarantors shall not have any liability for any obligations of Showboat or the Guarantors under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Bondholder of the Bonds by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

      18. Governing Law. The internal laws of the State of New York shall govern the Indenture and the Bonds without regard to conflict of law provisions thereof.

      19. Authentication. The Bonds shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      20. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT ( = tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      Showboat will furnish to any Bondholder of the Bonds upon written request and without charge a copy of the Indenture. Request may be made to:

                  Showboat, Inc.
                  2800 Fremont Street
                  Las Vegas, Nevada 89104
                  Attn: H. Gregory Nasky
                                      Secretary

                                    GUARANTY

      Each of the Guarantors listed below (hereinafter referred to as the "Guarantors" which term includes any successor or assign under the Indenture (the "Indenture") has irrevocably and unconditionally guarantied (i) the due and punctual payment of the principal of, premium, if any, and interest on 9 1/4% First Mortgage Bonds due 2008 (the "Bonds") whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Bonds, to the extent lawful, and the due and punctual performance of all other obligations of Showboat to the Bondholders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Bonds or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stared maturity, by acceleration or otherwise and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Bondholder in enforcing any rights under this Guaranty.

      The obligations of each Guarantor to the Bondholder and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise turns of this Guaranty.

      This is a continuing Guaranty and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of Showboat's obligations under the Bonds and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Bondholders and, in the event of any transfer or assignment of rights by any Bondholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guaranty of payment and not a guaranty of collection.

      This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Bond upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        Guarantors:

                                        OCEAN SHOWBOAT, INC.


                                        By:
                                            ---------------------------------
                                            Name:  H. Gregory Nasky
                                            Title: Secretary

                                        ATLANTIC CITY SHOWBOAT, INC.


                                        By:
                                            ---------------------------------
                                            Name:  H. Gregory Nasky
                                            Title: Secretary

                                        SHOWBOAT OPERATING COMPANY


                                        By:
                                            ---------------------------------
                                            Name:  H. Gregory Nasky
                                            Title: Secretary

                                ASSIGNMENT FORM

To assign this Bond, fill in the form below:

(I) or (we) assign and transfer this Bond to

________________________________________________________________________________
      (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
      (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________agent to transfer this Bond on the Books of Showboat. The agent may substitute another to act for him.


            Your Signature:_____________________________________________________

                        (Sign exactly as your name appears on the other side of
                         this Bond.)

            Date:_________________________________


      Signature Guaranty.______________________________________

                     OPTION OF BONDHOLDER TO ELECT PURCHASE

      If you want to elect to have this Bond repurchased by Showboat pursuant to
Section 3.09, 4.10 or 4.13 of the Indenture, check the box: |_|

      If you want to elect to have only part of the Bond repurchased by Showboat pursuant to Section 3.09, 4.10 or 4.13 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000) you elect to have repurchased:
$______________.


            Your Signature:_____________________________________________________

                        (Sign exactly as your name appears on the other side of
                         this Bond.)

            Date:_________________________________


      Signature Guaranty______________________________________

                                   EXHIBIT D

                                    GUARANTY

      Each of the Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successor or assign under the Indenture (the "Indenture"), has irrevocably and unconditionally guarantied (i) the due and punctual payment of the principal of, premium, if any, and interest on 9 1/4% First Mortgage Bonds due 2008 (the "Bonds"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Bonds, to the extent lawful, and the due and punctual performance of all other obligations of Showboat, Inc., a Nevada corporation ("Showboat"), to the Bondholders or the Trustee all in accordance with the terms set forth in Article 11 of the indenture, (ii) in case of any extension of time of payment or renewal of any Bonds or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stared maturity, by acceleration or otherwise and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Bondholder in enforcing any rights under this Guaranty.

      The obligations of each Guarantor to the Bondholder and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guaranty.

      This is a continuing Guaranty and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of Showboat's obligations under the Bonds and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Bondholders and, in the event of any transfer or assignment of rights by any Bondholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guaranty of payment and not a guaranty of collection.

      This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Bond upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        Guarantors:
                                        OCEAN SHOWBOAT, INC.


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:

                                        ATLANTIC CITY SHOWBOAT, INC.


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:

                                        SHOWBOAT OPERATING COMPANY


                                        By
                                           -----------------------------------
                                           Name:
                                           Title:


                                      D-1